Filed Pursuant to Rule No. 424(b)(2)
Registration No. 333-214241

CALCULATION OF REGISTRATION FEE

Class of Securities Registered	Proposed Aggregate Offering Price	Amount of Registration Fee(1)

Common units representing limited partner interests	$119,025,000	$13,795

(1)
The registration fee is being paid in reliance upon Rules 456(b) and 457(r) in connection with the securities offered from Registration Statement File No. 333-214241 by means of this prospectus supplement.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-214241

         PROSPECTUS SUPPLEMENT
(To Prospectus dated October 26, 2016)

4,500,000 Common Units
Representing Limited Partner Interests

We are selling 4,500,000 of our common units representing limited partner interests. The underwriter has agreed to purchase our common units from us at a price of $22.665 per unit, which will result in approximately $101.5 million of total net proceeds to us after deducting estimated offering expenses payable by us. The underwriter may offer our common units in transactions on the Nasdaq Global Market, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See "Underwriting."

        We have granted the underwriter a 30-day option to purchase up to an additional 675,000 common units on the same terms and conditions as set forth above if the underwriter sells more than 4,500,000 common units in this offering.

        Our common units are listed on the Nasdaq Global Market under the symbol "GMLP." The last reported sale price of our common units on the Nasdaq Global Market on February 7, 2017 was $24.54 per common unit.

        Investing in our common units involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and page 7 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the common units on or about February 13, 2017 through the book-entry facilities of The Depository Trust Company.

MORGAN STANLEY

February 7, 2017

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common units. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common units. Generally, when we refer to the "prospectus," we refer to both parts combined. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus or any "free writing prospectus" that we may authorize to be delivered to you. Neither we nor the underwriter have authorized anyone to provide you with additional, different or inconsistent information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus or any "free writing prospectus" that we may authorize to be delivered to you, as well as the information we previously filed with the Securities and Exchange Commission (or the SEC), that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

        We are offering to sell the common units, and are seeking offers to buy the common units, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the common units and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Prospectus Supplement

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WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in such registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. In addition, we file annual and other reports with, and furnish information to, the SEC. You may inspect and copy any document we file with, or furnish to, the SEC at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates or from the SEC's web site on the Internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of the Nasdaq Global Market at One Liberty Plaza, 165 Broadway, New York, New York 10016.

        As a foreign private issuer, we are exempt under the Securities Exchange Act of 1934, as amended (or the Exchange Act), from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC and incorporated into this prospectus, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

        We incorporate by reference into this prospectus the documents listed below:

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  our Annual Report on Form 20-F for the fiscal year ended December 31, 2015 (or our 2015 Annual Report) furnished on May 2, 2016;

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  our Reports on Form 6-K furnished on July 12, 2016, October 3, 2016, October 19, 2016, December 19, 2016 and February 7, 2017;

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  all subsequent Reports on Form 6-K filed prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

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  the description of our common units contained in our Registration Statement on Form 8-A/A filed on October 19, 2016, including any subsequent amendments or reports filed for the purpose of updating such description prior to the termination of this offering.

        These reports contain important information about us, our financial condition and our results of operations.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by

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visiting our internet website at www.golarlngpartners.com. You may also make requests for such documents at no cost by writing or calling us at the following address:

Golar LNG Partners LP
Attn: Investor Relations
2nd Floor, S.E. Pearman Building
9 Par-la-Ville Road
Hamilton, HM 11, Bermuda
+1 (441) 295-4705

        The information contained in our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

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 FORWARD-LOOKING STATEMENTS

        All of the statements, other than statements of historical fact, included in or incorporated by reference in this prospectus contain "forward-looking" statements. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management. Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate," "project," "forecast," "will," "may," "potential," "should," and similar expressions identify forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents we have incorporated by reference.

        Forward-looking statements appear in a number of places in this prospectus and the documents we incorporate by reference, including our 2015 Annual Report, and include statements with respect to, among other things:

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  market trends in the floating storage and regasification unit (or FSRU), liquefied natural gas (or LNG) carrier and floating liquefied natural gas (or FLNG) industries, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of FSRUs, LNG carriers and FLNGs;

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  our and Golar LNG Limited's (or Golar) ability to retrofit vessels as FSRUs or FLNGs and the timing of the delivery and acceptance of any such retrofitted vessels by their respective charterers;

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  our ability to pay cash distributions and the amount of any such distributions;

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  our ability to integrate and realize the expected benefits from acquisitions, including the acquisition of the FSRU, Golar Tundra;

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  the completion of the Ghana (Tema) LNG Project;

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  our anticipated growth strategies;

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  the effect of the worldwide economic slowdown;

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  turmoil in the global financial markets;

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  fluctuations in currencies and interest rates;

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  general market conditions, including fluctuations in charter hire rates and vessel values;

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  the liquidity and creditworthiness of our charterers;

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  changes in our operating expenses, including drydocking and insurance costs and bunker prices;

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  our future financial condition or results of operations and our future revenues and expenses;

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  the repayment of debt and settling of interest rate swaps;

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  our ability to make additional borrowings and to access debt and equity markets;

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  planned capital expenditures and availability of capital resources to fund capital expenditures;

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  the exercise of purchase options by our charterers;

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  our ability to maintain long-term relationships with major LNG traders;

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  our ability to leverage the relationships and reputation of Golar, Golar Power Limited (or Golar Power) and OneLNG S.A. (or OneLNGSA) in the LNG industry;

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  our ability to purchase vessels from Golar, Golar Power and OneLNGSA in the future;

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  •
  our continued ability to enter into long-term time charters, including our ability to re-charter the Golar Spirit, the Golar Mazo, the Golar Maria and the Golar Grand following the expected termination or expiration of their respective time charters in 2017;

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  our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charter;

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  timely purchases and deliveries of newbuilding vessels;

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  future purchase prices of newbuildings and secondhand vessels;

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  our ability to compete successfully for future chartering and newbuilding opportunities;

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  acceptance of a vessel by its charterer;

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  termination dates and extensions of charters;

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  the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

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  availability of skilled labor, vessel crews and management;

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  our general and administrative expenses and our fees and expenses payable under the fleet management agreements and the management and administrative services agreement;

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  the anticipated taxation of our partnership and distributions to our unitholders;

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  challenges by authorities to the tax benefits we previously obtained;

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  estimated future maintenance and replacement capital expenditures;

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  our ability to retain key employees;

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  customers' increasing emphasis on environmental and safety concerns;

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  potential liability from any pending or future litigation;

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  potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

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  future sales of our securities in the public market;

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  our business strategy and other plans and objectives for future operations; and

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  other factors detailed in this prospectus and from time to time in our reports that we file with the SEC.

        These and other forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed under "Risk Factors" in this prospectus, and those risks discussed in our 2015 Annual Report and in other reports we file with the SEC and that are incorporated in this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

        We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

        We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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SUMMARY

        The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference herein, and does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

        References in this prospectus to "Golar LNG Partners LP," "Golar LNG Partners," "we," "our," "us" or similar terms refer to Golar LNG Partners LP or any one or more of its subsidiaries, or to all of such entities.

        References in this prospectus to "our general partner" refer to Golar GP LLC, the general partner of Golar LNG Partners LP. References in this prospectus to "Golar" refer, depending on the context, to Golar LNG Limited (NasdaqGS: GLNG) and to any one or more of its direct and indirect subsidiaries. References to "Golar Power" refer to Golar Power Limited. References to "OneLNGSA" refer to OneLNG S.A.

Overview

        We are a growth-oriented limited partnership that was formed by Golar to own and operate floating storage and regasification units (or FSRUs) and liquefied natural gas (or LNG) carriers under long-term charters. The vessels in our current fleet are chartered to a subsidiary of Royal Dutch Shell plc (or Shell), PT Pertamina (PERSERO) (or Pertamina), Petróleo Brasileiro S.A. (or Petrobras), Dubai Supply Authority (or DUSUP), PT Nusantara Regas (or Nusantara Regas), Eni S.p.A. (or Eni), Kuwait National Petroleum Company (or KNPC), the Hashemite Kingdom of Jordan (or Jordan), West African Gas Limited (or WAGL) and Golar under charters that, as of December 31, 2016, had an average remaining term of 4.0 years. We intend to leverage the relationships, expertise and reputation of Golar, a leading independent owner and operator of FSRUs and LNG carriers, to pursue potential growth opportunities and to attract and retain high quality, creditworthy customers. Golar owns our 2.0% general partner interest, all of our incentive distribution rights and a 31.9% limited partner interest in us prior to this offering.

        Golar intends to continue to utilize us as its primary growth vehicle to pursue development of LNG-midstream-related projects that generate long-term, stable cash flows. Golar has a fleet of 8 modern tri-fuel diesel electric (or TFDE) LNG carriers that it is seeking to place under long-term charters and then offer to us pursuant to the terms of the omnibus agreement that it entered into with us at the time of our initial public offering. In addition, in July 2016, Golar, together with certain investment vehicles affiliated with private equity firm, Stonepeak Infrastructure Partners (or Stonepeak), formed Golar Power as a 50/50 joint venture to develop further FSRU projects primarily related to gas fired power stations. We have entered into an omnibus agreement with Golar and Golar Power as further described below under "Recent Developments—Golar Power Omnibus Agreement."

        Furthermore, Golar is developing a floating liquefaction business and currently has one floating liquefied natural gas (or FLNG) vessel, the Golar Hilli, under construction. The Golar Hilli is expected to commence operations under an eight-year contract with Perenco Cameroon by September 30, 2017. We have recently entered into preliminary discussions with Golar regarding the potential acquisition of an interest in the Golar Hilli. No assurance can be given that we will acquire any interest in the Golar Hilli, and any such acquisition will be subject to, among other things, the approval of the conflicts committee of our board of directors.

        In July 2016, Golar and Schlumberger B.V. (or Schlumberger), a subsidiary of Schlumberger Group, formed OneLNGSA as a joint venture. OneLNGSA is intended to offer an integrated upstream and midstream solution for the development of low cost gas reserves and the conversion of natural gas to LNG. Golar owns 51% and Schlumberger owns 49% of OneLNGSA, and Golar and Schlumberger have equal management and governance rights. OneLNGSA intends to develop FLNG projects and has recently announced its first potential project in Equatorial Guinea. In connection with the project, OneLNGSA has agreed to contribute, among other things, an LNG carrier for conversion to an FLNG vessel. Both Golar and Schlumberger have agreed that any new FLNG business development will be initiated by OneLNGSA, which will have the ability to utilize both Schlumberger's production management services and Golar's FLNG capabilities. If the board of OneLNGSA chooses not to proceed with an identified project, Golar or Schlumberger are free to pursue the project independently. While we are not party to any omnibus agreement with OneLNGSA and neither Golar nor OneLNGSA is obligated to offer us any FLNG vessel it develops, Golar intends to offer to us the opportunity to acquire interests in FLNG vessels that it places under long term charters.

Our Current Fleet

        Our current fleet consists of:

  •
  the Golar Spirit, an FSRU retrofitted in 2007 from an LNG carrier built in 1981 that is currently operating under a time charter that will terminate in June 2017 with Petrobras;

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  the Golar Winter, an FSRU retrofitted in 2008 from an LNG carrier built in 2004 that is currently operating under a time charter that expires in 2024 with Petrobras;

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  the Golar Freeze, an FSRU retrofitted in 2010 from an LNG carrier built in 1977 that is currently operating under a time charter that expires in 2020 with DUSUP;

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  the NR Satu, an FSRU retrofitted in 2012 from an LNG carrier built in 1977 that is currently operating under a time charter that expires in 2022 with Nusantara Regas;

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  the Golar Igloo, an FSRU delivered in February 2014 that is currently operating under a time charter that expires in 2018 with KNPC;

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  the Golar Eskimo, an FSRU delivered in December 2014 that is currently operating under a time charter that expires in 2025 with Jordan;

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  the Golar Tundra, an FSRU built in 2015 that is scheduled to operate under a time charter that is scheduled to expire in 2021 with WAGL;

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  the Methane Princess, an LNG carrier built in 2003 that is currently operating under a time charter that expires in 2024 with Methane Services Limited (or Methane Services), a wholly owned subsidiary of Shell;

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  the Golar Grand, an LNG carrier built in 2006 that is currently operating under a time charter that expires in October 2017 with Golar;

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  the Golar Mazo, an LNG carrier built in 2000 that is currently operating under a time charter that expires in December 2017 with Pertamina, the state-owned oil and gas company of Indonesia. We own a 60% interest in this vessel and Chinese Petroleum Corporation owns the remaining 40%; and

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  the Golar Maria, an LNG carrier built in 2006 that is currently operating under a time charter that expires in December 2017 with Eni.

Recent Developments

  Fourth Quarter 2016 Results

        We expect our operating income for the fourth quarter of 2016 to be similar to or slightly lower than our operating income for the third quarter of 2016 as a result of potentially slightly higher operating costs, given the similar operations of our vessels. However, our actual consolidated financial results for the fourth quarter of 2016 may differ materially from the events, factors and trends discussed above due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time our financial results as of and for the quarter ended December 31, 2016 are finalized. We can give you no assurance as to consolidated results for such quarter until such information is finalized.

  New Senior Unsecured Bonds

        On February 1, 2017, we entered into a term sheet providing for the issuance and sale of $250.0 million aggregate principal amount of our new senior unsecured bonds, due on May 15, 2021 (the New Senior Bonds), in the Nordic bond market. The New Senior Bonds will bear interest at a rate of LIBOR plus 6.25%. We expect to receive net proceeds of approximately $245 million from the offering of the New Senior Bonds, which we intend to use to repurchase all of our outstanding Norwegian Kroner-denominated high-yield bonds, which were issued in October 2012, and for general partnership purposes. The issuance of the New Senior Bonds is expected to close on February 15, 2017, and we expect that the New Senior Bonds will be listed on the Oslo Børs within approximately 12 months. The closing of the issuance of the New Senior Bonds is subject to the entry into a final bond agreement (the Bond Agreement) with Nordic Trustee ASA, as trustee on behalf of the holders of the New Senior Bonds, and the fulfilment of certain customary closing conditions to the satisfaction of the trustee.

        We expect that the Bond Agreement will contain certain restrictive covenants requiring the prior written consent of the trustee or otherwise limiting our ability to, among other things: merge or consolidate with any other person; de-merge or carry out a corporate reorganization splitting the Partnership into two or more separate entities; change or cease to carry on the general nature or scope of our business; sell or dispose of all or a substantial part of our assets or operations; enter into any transaction with related parties other than on an arms' length basis; and change our type of organization or jurisdiction of organization.

        We expect that the Bond Agreement will contain certain financial covenants requiring us to maintain: free liquid assets of at least $30 million; a minimum EBITDA to debt service ratio of 1.15:1; and a maximum net debt to EBITDA ratio of 6.5:1.

  Golar Tundra Acquisition

        On May 23, 2016, we acquired from Golar the disponent owner and operator of the FSRU, the Golar Tundra (or Tundra Corp), for a purchase price of $330.0 million less assumed net lease obligations and net of working capital adjustments (the Tundra Acquisition). Concurrent with the closing of the Tundra Acquisition, we entered into an agreement with Golar (as amended, the Tundra Letter Agreement) pursuant to which Golar agreed to pay us a daily fee plus operating expenses, from the closing date until the date that commercial operations commence under the vessel's charter with WAGL. In return, we agreed to pay to Golar any hire or other contract-related payments actually received by us with respect to the vessel. The Tundra Letter Agreement also provides that in the event the Golar Tundra has not commenced service under the charter by May 23, 2017, we have the option to require Golar to repurchase Tundra Corp at a price equal to the original purchase price (the Tundra Put Option). Due to the existence of the Tundra Put Option, Golar continues to consolidate Tundra Corp, and thus, the results of operations and the assets and liabilities of Tundra Corp are not reflected in our financial statements.

        The Golar Tundra is subject to a time charter with WAGL, for an initial term of five years, which may be extended for an additional five years at WAGL's option. WAGL is a joint venture of the Nigerian National Petroleum Corporation and Sahara Energy Resource Ltd that is developing an LNG import project at the port of Tema on the coast of Ghana (or the Ghana (Tema) LNG Project). The Golar Tundra was expected to commence operations in order to serve the Ghana (Tema) LNG Project in the second quarter of 2016. The Golar Tundra arrived in Ghana at the end of May 2016 and tendered its notice of readiness (or NOR) in mid June 2016, with payments beginning to accrue under the charter 30 days thereafter. However, as of February 7, 2017, WAGL has not been able to commence operations at the Ghana (Tema) LNG Project due to delays. As these delays have continued for 120 days after the date of the NOR, under the terms of the charter, we believe the Golar Tundra was deemed accepted by WAGL in October 2016. In October 2016, WAGL received Parliamentary approval for the Ghana (Tema) LNG Project Gas Sales Agreement with the Government of Ghana, the lack of which had been the major impediment to the progress of the Ghana (Tema) LNG Project. However, at this time, we are unable to predict when or if the Golar Tundra will commence commercial operations under its time charter with WAGL. Tundra Corp has commenced arbitration proceedings against WAGL in the United Kingdom in order to collect amounts due under the charter. However, at the same time, we and Golar continue to engage in discussions with WAGL with regard to the rescheduling of the Ghana (Tema) LNG Project and the Golar Tundra charter.

  Exchange of Incentive Distribution Rights

        On October 19, 2016 (the IDR Exchange Closing Date), pursuant to the terms of an Exchange Agreement, dated as of October 13, 2016, by and between the Partnership, Golar and our General Partner, Golar and our General Partner exchanged all of their incentive distribution rights in the Partnership (or the Old IDRs) for (i) the issuance by us on the IDR Exchange Closing Date of a new class of incentive distribution rights in the Partnership (or the New IDRs) and an aggregate of 2,994,364 additional common units and an aggregate of 61,109 additional units representing general partner interests in the Partnership (or General Partner Units) and (ii) the issuance in the future of an aggregate of up to 748,592 additional common units and up to 15,278 additional General Partner Units (collectively, the Earn-Out Units) that may be issued subject to certain conditions described below. On the IDR Exchange Closing Date (i) the Old IDRs were exchanged by Golar and the General Partner and cancelled by us, (ii) 81% and 19% of the New IDRs were issued to the General Partner and Golar, respectively, (iii) 2,425,435 and 568,929 additional common units were issued to the General Partner and Golar, respectively, and (iv) 61,109 General Partner Units were issued to the General Partner.

        We will issue 50% of the Earn-Out Units if we pay a distribution of available cash from operating surplus on each of the outstanding common units equal to or greater than $0.5775 per common unit in respect of each of the quarterly periods ended December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017. We will issue the remaining 50% of the Earn-Out Units if we have issued the first 50% of the Earn-Out Units and we pay a distribution of available cash from operating surplus on each of the outstanding common units equal to or greater than $0.5775 per common unit in respect of each of the quarterly periods ended December 31, 2017, March 31, 2018, June 30, 2018 and September 30, 2018.

        The terms of the New IDRs are effective with respect to the distribution for the quarter ended December 31, 2016. The New IDRs provide for distribution "splits" between the IDR holders and the holders of common units equal to those applicable to the Old IDRs, which have been cancelled. However, the New IDRs provide for higher target quarterly distribution levels as follows: the new minimum quarterly distribution is $0.5775 per common unit; the new first target quarterly distribution amount is $0.6641 per common unit; the new second target quarterly distribution amount is $0.7219 per common unit; and the new third target quarterly distribution amount is $0.8663 per common unit.

  Golar Spirit Charter Early Termination

        On December 23, 2016, we received notice from Petrobras that it intended to terminate the Golar Spirit charter early, as permitted under the terms of the charter. The original end-date of the charter was August 2018, but the charter will now expire on June 23, 2017 (the Early Termination Date). In accordance with the terms of the charter, we are entitled to receive an early termination fee (the Early Termination Fee) on the Early Termination Date. Under our $800 million credit facility, if we are unable to enter into a replacement charter for the Golar Spirit within 90 days of the Early Termination Date, we will be required to provide additional security to the Lenders, which could include cash collateral, or repay approximately $100 million of the borrowings outstanding under our $800 million credit facility. The amount of cash collateral must be approved by a majority of banks acting reasonably. We have commenced discussions with the lenders under our $800 million credit facility to review the various alternatives and have proposed that we provide additional security of an amount equal to $15 million in excess of the Early Termination Fee on September 23, 2017 if the Golar Spirit has not been placed under an acceptable replacement charter by that time, or until such time as she has. We have commenced remarketing the Golar Spirit for FSRU employment commencing after the Early Termination Date, and there is currently significant interest and bidding activity for FSRUs. We expect that the Golar Spirit, as a relatively small capacity FSRU, may be well-suited for a number of emerging smaller scale FSRU projects or as a potential bridging solution for larger projects, however, there can be no assurance that we will be able to employ the Golar Spirit under a suitable replacement charter or that we will be successful in our negotiations with the lenders under our $800 million credit facility.

  Cash Distributions

        In November 2016, we paid a quarterly distribution with respect to the quarter ended September 30, 2016 of $0.5775 per unit. This cash distribution, amounting to $40.1 million in the aggregate, was paid to all unitholders of record as of the close of business on November 7, 2016. On January 26, 2017, we declared a cash distribution of $0.5775 per unit with respect to the quarter ended December 31, 2016, payable on February 14, 2017 to all unitholders of record on February 7, 2017. Purchasers of common units in this offering will not be entitled to receive this distribution.

  Golar Power Omnibus Agreement

        On June 29, 2016, Golar, together with certain investment vehicles affiliated with private equity firm Stonepeak, formed Golar Power as a joint venture. Golar Power is expected to offer integrated LNG based downstream solutions, through the ownership and operation of FSRUs and associated terminal and power generation infrastructure. Golar Power's initial asset base includes $100 million invested by Stonepeak, a 50% interest in a Brazilian corporation that was formed for the purpose of constructing and operating a combined cycle, gas fired, power plant located in the municipality of Barra dos Coqueiros in the State of Sergipe in Brazil, an FSRU newbuilding that is currently being constructed at Samsung shipyard, and two modern TFDE LNG carriers, the Golar Penguin and the Golar Celsius, each of which is expected to be converted into an FSRU.

        In connection with the formation of Golar Power, we entered into an omnibus agreement with Golar and Golar Power (or the Golar Power Omnibus Agreement). Pursuant to the Golar Power Omnibus Agreement, Golar Power agreed not to acquire, own, operate or charter any FSRU or LNG carrier operating under a charter for five or more years (or Five-Year-Vessels), subject to certain exceptions. The non-competition provisions applicable to Golar Power under the Golar Power Omnibus Agreement are similar to those applicable to Golar pursuant to the Omnibus Agreement that we entered into in connection with our initial public offering. In addition, under the Golar Power Omnibus Agreement, the Golar Power Entities granted to us a right of first offer on any proposed sale, transfer or other disposition of any Five-Year Vessels owned or acquired by any Golar Power Entity as defined in the Golar Power Omnibus Agreement. There can be no assurance that we will acquire any vessels from Golar Power, and any such acquisition will be subject to, among other things, the approval of the conflicts committee of our board of directors.

Competitive Strengths

        We believe that our future prospects for success are enhanced by the following aspects of our business:

  •
  Secure and stable cash flows from contracts with creditworthy counterparties.  The vessels in our current fleet operate under charters with creditworthy counterparties, including Pertamina, Shell, Petrobras, DUSUP, Nusantara Regas, KNPC, Jordan and Eni. As of December 31, 2016, our

    charters had an average remaining duration of approximately 4.0 years, no direct exposure to commodity prices and limited exposure to foreign currency exchange rates.

  •
  Leadership position in the FSRU market.  We believe that Golar's FSRU operational experience, and its experience in retrofitting the world's first four LNG carriers into FSRUs and Golar Power's contracted FSRU newbuild on order provide us with a competitive advantage in securing future FSRU opportunities over new entrants to the FSRU market. Golar is one of only five companies in the world that have owned and operated FSRUs and is only one of two companies to date to have retrofitted LNG carriers into FSRUs.

  •
  High quality operator.  Major energy companies have developed increasingly stringent operational and financial pre-qualification standards that FSRU and LNG vessel operators must meet prior to bidding on nearly all significant regasification and LNG transportation contracts. We have continually met and surpassed these standards and we believe that this increases our ability to compete effectively for new charters relative to less qualified or experienced operators.

  •
  Strong relationship with Golar that enhances opportunities for future business.  Golar has a strong reputation in the LNG industry, and we expect to benefit from our relationship with Golar in connection with vessel acquisition opportunities and in developing and maintaining relationships with participants in the LNG industry.

  •
  Financial flexibility to pursue growth opportunities.  We believe that our ability to obtain bank financing, issue public debt and issue additional partnership units provides us with financial flexibility to pursue acquisition and expansion opportunities.

Business Strategies

        Our primary business objective is to increase quarterly distributions per unit over time by executing the following strategies:

  •
  Pursue strategic and accretive acquisitions of FSRUs and LNG carriers and in the future, possibly FLNG vessels. We believe our affiliation with Golar allows us to pursue a broader array of growth opportunities, including strategic and accretive acquisitions from or with Golar, Golar Power or OneLNGSM or from third parties.

  •
  Compete for long-term charter contracts for FSRUs and LNG carriers when attractive opportunities arise. We intend to participate in competitive tender processes and engage in negotiated transactions with potential charterers for both FSRUs and LNG carriers when attractive opportunities arise by leveraging the strength of the industry expertise of Golar, as well as our publicly traded partnership status.

  •
  Manage our fleet and our customer relationships to provide a stable base of cash flows and superior operating performance. We intend to manage the stability of cash flows in our fleet by actively seeking the extension or renewal of existing charters, entering into new long-term charters with current customers and identifying potential business opportunities with new high-quality charterers.

Principal Executive Offices

        We are a limited partnership organized under the laws of the Republic of The Marshall Islands. Our registered and principal executive offices are located at 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton, HM 11, Bermuda, and our phone number is +1 (441) 295-4705. We are registered in Bermuda as an "overseas partnership" pursuant to the Bermuda Overseas Partnership Act. The purpose of this registration is to permit the partnership to maintain its principal office in, and to be administered from, Bermuda.

The Offering

Common units offered to the public	4,500,000 common units; 5,175,000 common units if the underwriter exercises in full its option to purchase additional common units.
Common units outstanding after this offering	68,573,291 common units; 69,248,291 common units if the underwriter exercises in full its option to purchase additional common units.
Use of proceeds
We intend to use the net proceeds we receive in this offering and the related capital contribution to us by our general partner for general partnership purposes, which may include, among other things, repaying indebtedness and funding working capital, capital expenditures or acquisitions.

RISK FACTORS

        Before investing in our common units, you should carefully consider all of the information included in or incorporated by reference into this prospectus. Although many of our business risks are comparable to those of a corporation engaged in a similar business, limited partner interests are inherently different from the capital stock of a corporation. When evaluating an investment in our common units, you should carefully consider the discussion set forth below as well as the risk factors beginning on page 4 of our 2015 Annual Report and any risks detailed in the other reports that we file with the SEC that are incorporated by reference into this prospectus. If any of these risks were to occur, our business, financial condition or operating results could be materially adversely affected. In that case, our ability to pay distributions on our common units may be reduced, the trading price of our common units could decline and you could lose all or part of your investment.

Despite the fact that Tundra Corp is not consolidated into our financial statements, we are the primary obligor under the Tundra Lease and are liable for hire payments thereunder.

        In November 2015, prior to the Tundra Acquisition, Tundra Corp sold the Golar Tundra to a subsidiary of China Merchants Bank Leasing (or the Tundra SPV) for $254.6 million and subsequently leased back the vessel under a bareboat charter (or the Tundra Lease). Upon the completion of the Tundra Acquisition, Golar's prior guarantee of Tundra Corp's obligations under the Tundra Lease terminated, and we became the primary obligor under the Tundra Lease. Thus, despite the fact that Tundra Corp is currently not consolidated in our financial results, we are liable for hire payments due under the Tundra Lease.

        The Golar Tundra was expected to commence operations in order to serve the Ghana (Tema) LNG Project in the second quarter of 2016, however, due to delays in the Ghana (Tema) LNG Project, this has not yet occurred. Accordingly, we are unable to predict when or if the Golar Tundra will commence operations under its time charter with WAGL.

        Pursuant to the Tundra Letter Agreement, Golar agreed to pay to us a daily fee plus operating expenses for the right to use the Golar Tundra from the date of the closing of the Tundra Acquisition until the date that the Golar Tundra commences commercial operations under its time charter with WAGL. The daily fee excluding operating expenses is intended to approximate the amount that Tundra Corp is required to pay the Tundra SPV under the Tundra Lease. The monthly amount due under the Tundra Lease is approximately $2.0 million, which we have been paying out of our own funds. In the event that Golar is unable or otherwise fails to pay amounts due to us under the Tundra Letter Agreement, we will be required to continue to pay amounts due under the Tundra Lease from cash on hand or other sources.

We may receive no benefit from the Tundra Acquisition.

        If for any reason the Golar Tundra time charter has not commenced by May 23, 2017, we have the right to require that Golar repurchase the shares of Tundra Corp at a price equal to the original purchase price. In the event that we exercise the Tundra Put Option, we will have received no benefit as a result of the Tundra Acquisition.

        If we do not exercise the Tundra Put Option or if Golar is unable to satisfy its obligations under the Tundra Put Option, and WAGL defaults under the terms of the charter, we cannot guarantee that we will be able to find a suitable replacement charter for the Golar Tundra. If we are unable to redeploy the Golar Tundra under a favorable replacement charter, our business, results of operations, financial condition and ability to make cash distributions to our unitholders may be materially and adversely affected.

We have only eleven vessels in our current fleet. Any limitation on the availability or operation of those vessels could have a material adverse effect on our business, results of operations and financial condition and could significantly reduce our ability to make distributions to our unitholders.

        Our fleet consists of seven FSRUs (including the Golar Tundra) and four LNG carriers. If any of our FSRUs or LNG carriers are unable to generate revenues, our results of operations and financial condition could be materially and adversely affected. The charters relating to our FSRUs and LNG carriers permit the charterer to terminate the charter under certain circumstances, including in the event that the vessel is off-hire for any extended period and upon the occurrence of specified defaults by us. In addition, with respect to the Golar Spirit, the Golar Winter, the Golar Freeze and the Golar Eskimo, the charterer may terminate the charter upon at least six months' written notice at any time after the fifth anniversary or tenth anniversary (in the case of the Golar Winter) of the commencement of the related charter upon payment of a termination fee.

        In December 2016, we received notice from Petrobras that it intended to terminate the Golar Spirit charter early, as permitted, subject to its payment of the Early Termination Fee. If we are unable to employ the Golar Spirit under a suitable replacement charter by the 90th day following the Early Termination Date, we will be required to provide additional security to the lenders, which can be cash collateral, or make a prepayment in an amount of approximately $100 million under our $800 million credit facility. The amount of cash collateral must be approved by a majority of banks acting reasonably. We have commenced discussions with the lenders under our $800 million credit facility to review the various alternatives and have proposed that we provide additional security of an amount equal to $15 million in excess of the Early Termination Fee on September 23, 2017 if the Golar Spirit has not been placed under an acceptable replacement charter by that time, or until such time as she has. Discussions with our lenders are ongoing, and there can be no assurance that we will be successful in our negotiations.

        In addition, we will be required to provide additional security or make prepayments under our $800 million credit facility in the event that the charter in respect of either the Golar Winter or the Golar Freeze is terminated early and we cannot find alternative acceptable charters. In addition, under the sale and leaseback arrangements in respect of the Golar Eskimo, if the time charter pursuant to which the Golar Eskimo is operating is terminated, the owner of the Golar Eskimo (which is a wholly-owned subsidiary of China Merchants Bank Leasing) will have the right to require us to purchase the respective vessel from it unless we are able to place such vessel under a suitable replacement charter within 24 months of the termination. Furthermore, under the sale and leaseback arrangement in respect of the Golar Tundra, we will be required to provide additional security in the event that the charter in respect of the Golar Tundra is terminated.

        Furthermore, the charters for our LNG carriers, the Golar Mazo, the Golar Maria and the Golar Grand, are all scheduled to expire in 2017. We have not yet entered into new charters for any of these vessels. If we are not able to secure new time charters for any of these vessels or we lose any of our other time charters and are unable to re-deploy the related vessel on terms as favorable to us as our current charters for an extended period of time, we will not receive any revenues from that vessel, but we may be required to pay expenses necessary to maintain the vessel in proper operating condition, to service any associated debt and to make prepayments under our credit facilities. In addition, it is an event of default under the credit facilities related to all of our vessels if the time charter of any vessel related to any such credit facility is cancelled, rescinded or frustrated and we are unable to secure a suitable replacement charter, post additional security or make certain significant prepayments. Any event of default under our credit facilities would result in acceleration of amounts due thereunder. We may not have, or be able to obtain, sufficient funds to make these accelerated payments. In such a situation, the loss of a charterer could have a material adverse effect on our business, results of operations, financial condition and ability to make cash distributions to our unitholders.

U.S. tax authorities could treat us as a "passive foreign investment company," which would have adverse U.S. federal income tax consequences to U.S. unitholders.

        A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will be treated as a "passive foreign investment company" (or PFIC) for U.S. federal income tax purposes if at least 75.0% of its gross income for any taxable year consists of "passive income" or at least 50.0% of the average value of its assets produce, or are held for the production of, "passive income." For purposes of these tests, "passive income" includes dividends, interest, gains from the sale or exchange of investment property, and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute "passive income." U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC, and the gain, if any, they derive from the sale or other disposition of their interests in the PFIC.

        Based on our current and projected method of operation, and an opinion of our U.S. counsel, Vinson & Elkins L.L.P., we do not believe that we were a PFIC for any taxable year, and we expect that we will not be treated as a PFIC for our current or any future taxable year. We have received an opinion of our U.S. counsel in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our U.S. counsel that more than 25.0% of our gross income for all of our previous taxable years arose, and we expect that more than 25.0% of our gross income for our current and each future taxable year will arise from such time charters or other income our U.S. counsel has opined does not constitute passive income, and more than 50.0% of the average value of our assets for each such year was or will be held for the production of such nonpassive income. Assuming the accuracy of representations we have made to our U.S. counsel for purposes of their opinion, our U.S. counsel is of the opinion that we should not be a PFIC for any of our previous taxable years, and assuming the composition of our income and assets is consistent with these expectations for our current and future years, we should not be a PFIC for our current or any future year. This opinion is based and its accuracy is conditioned on certain representations, valuations and projections provided by us regarding our assets, income and charters to our U.S. counsel. While we believe these representations, valuations and projections to be accurate, the shipping market is volatile and no assurance can be given that they will continue to be accurate at any time in the future.

        Moreover, there are legal uncertainties involved in determining whether the income derived from time-chartering activities constitutes rental income or income derived from the performance of services. In Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), the Fifth Circuit held that income derived from certain time-chartering activities should be treated as rental income rather than services income for purposes of a provision of the United States Internal Revenue Code of 1986 (or the Code) relating to foreign sales corporations. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time-chartering activities may be treated as rental income, and we would likely be treated as a PFIC. In published guidance, the Internal Revenue Service (or IRS) stated that it disagreed with the holding in Tidewater, and specified that time charters similar to those at issue in the case should be treated as service contracts. We have not sought, and we do not expect to seek, an IRS ruling on the treatment of income generated from our time-chartering operations, and the opinion of our counsel is not binding on the IRS or any court. As a result, the IRS or a court could disagree with our position. No assurance can be given that this result will not occur. In addition, although we intend to conduct our affairs in a manner to avoid, to the extent possible, being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future or that we will not be a PFIC in the future. If the IRS were to find that we are or have been a PFIC for any taxable year (and regardless of whether we remain a PFIC for any subsequent taxable year), our U.S. unitholders would face adverse U.S. federal income tax consequences. Please read "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—PFIC Status and Significant Tax Consequences" for a more detailed discussion of the U.S. federal income tax consequences to U.S. unitholders if we are treated as a PFIC.

We may have to pay tax on U.S. source income, which would reduce our cash flow.

        Under the Code, 50.0% of the gross shipping income of a vessel owning or chartering corporation, such as ourselves, that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States is characterized as U.S. source gross shipping income. U.S. source gross shipping income generally is subject to a 4.0% U.S. federal income tax without allowance for deduction unless the corporation qualifies for exemption from tax under Section 883 of the Code and the regulations promulgated thereunder.

        We believe that we and each of our subsidiaries engaged in transportation will qualify for the Section 883 tax exemption for the foreseeable future, and we will take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances, including some that may be beyond our control, that could cause us to lose the benefit of this tax exemption. In addition, our position that we qualify for this exemption is based upon legal authorities that do not expressly contemplate an organizational structure such as ours; specifically, although we have elected to be treated as a corporation for U.S. federal income tax purposes, we are organized as a limited partnership under Marshall Islands law. Therefore, we can give no assurance that the IRS will not take a different position regarding our qualification, or the qualification of any of our subsidiaries, for the Section 883 tax exemption.

        If we or our subsidiaries are not entitled to this exemption under Section 883 for any taxable year, we or our subsidiaries generally would be subject to a 4.0% U.S. federal gross income tax on our U.S. source gross shipping income for such year. Our failure to qualify for the exemption under Section 883 could have a negative effect on our business and would result in decreased earnings available for distribution to our unitholders. The vessels in our fleet do not currently engage, and we do not expect that they will in the future engage, in transportation that begins and ends in the United States, and we do not currently anticipate providing any regasification or storage services within the territorial seas of the United States. If, notwithstanding this expectation, our subsidiaries earn income in the future from regasification or storage services or transportation that begins and ends in the United States, that income would not be exempt from U.S. federal income tax under Section 883 of the Code and would be subject to a 35% net income tax in the United States. Please read "Taxation of the Partnership—United States Taxation—The Section 883 Exemption" for a more detailed discussion of the rules relating to qualification for the exemption under Section 883 and the consequences of failing to qualify for the exemption.

We will be subject to taxes, which will reduce our cash available for distribution to you.

        Some of our subsidiaries will be subject to tax in the jurisdictions in which they are organized or operate, reducing the amount of cash available for distribution. In computing our tax obligation in these jurisdictions, we are required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing authorities. We cannot assure you that upon review of these positions the applicable authorities will agree with our positions. For example, the Indonesian tax authorities notified one of our subsidiaries, PT Golar Indonesia Limited (or PTGI), that they are cancelling the waiver of value added tax (or VAT) importation in the approximate amount of $24.0 million for the NR Satu. PTGI initiated an action in the Indonesian tax court to dispute the waiver cancellation and the final hearing on the matter took place in June 2016. We are awaiting the decision on the case. In the event of a negative outcome, in addition to the liability for VAT, we may be liable for interest and penalties. We will be indemnified by Nusantara Regas for any VAT liability interest and penalties. A successful challenge by any tax authority could result in additional tax imposed on our subsidiaries, further reducing the cash available for distribution. In addition, changes in our operations could result in additional tax being imposed on us, our operating company or our or its subsidiaries in jurisdictions in which operations are conducted.

USE OF PROCEEDS

        We expect to receive net proceeds of approximately $101.5 million from the sale of 4,500,000 common units in this offering, after deducting estimated offering expenses payable by us. If the underwriter exercises in full its option to purchase 675,000 additional common units from us, we will receive additional net proceeds of approximately $15.3 million. We will also receive approximately $1.8 million of proceeds (or $2.1 million if the underwriter exercises in full its option to purchase additional common units from us) from the capital contribution to us by our general partner to maintain its 2% general partner interest in us.

        We intend to use the net proceeds we receive from this offering and the related capital contribution for general partnership purposes, which may include, among other things, repaying indebtedness and funding working capital, capital expenditures or acquisitions.

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents, restricted cash and short-term investments and capitalization as of September 30, 2016:

  •
  on a historical basis; and

  •
  on an as adjusted basis to give effect to (i) the offering and the related capital contribution by our general partner to maintain its 2% general partner interest in us and (ii) the application of the net proceeds of the offering and the related capital contribution by our general partner as described in "Use of Proceeds."

        The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, incorporated by reference in this prospectus and the section entitled "Operating and Financial Review and Prospects" in our 2015 Annual Report and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Report on Form 6-K for the nine months ended September 30, 2016, each of which is incorporated by reference herein. Pursuant to the Tundra Letter Agreement, we have the right to require Golar to repurchase the shares of Tundra Corp (the disponent owner and operator of the Golar Tundra) under certain circumstances. Consequently, Golar continues to consolidate Tundra Corp. and the results of Tundra Corp are not currently reflected in our financial statements or in the table set forth below.

	As of September 30, 2016
	Actual	As Adjusted(1)
	(U.S. dollars in thousands)
Cash and cash equivalents	$69,397	$172,724
Restricted cash and short-term investments(2)	36,862	36,862

Total cash, cash equivalents, restricted cash and short-term investments	$106,259	$209,586

Debt:
Short- and long-term debt, including current portion	$1,410,797	$1,410,797
Obligations under capital leases, including current portion	123,911	123,911

Total debt	$1,534,708	$1,534,708

Equity:
Total partners' capital	$525,114	$628,441
Accumulated other comprehensive income (loss)	(6,569)	(6,569)
Non-controlling interest	67,490	67,490
Total equity	586,035	689,362

Total capitalization	$2,120,743	$2,224,070

(1)
Assumes the underwriter's option to purchase additional common units is not exercised. Does not account for the payment of a quarterly distribution on November 14, 2016 of $40.1 million in the aggregate and the Exchange of IDRs.

(2)
Restricted cash and short-term investments include restricted cash deposits that are maintained in connection with our financial covenants in some of our loan facilities, cash collateral required for certain swaps, deposits used to obtain letters of credit to secure the obligations for our lease arrangements and collateral deposits required to secure performance guarantees issued to charterers on our behalf by banks. In addition, restricted cash and short term investments also include the amounts held by our variable interest entity which are not available for use by the Partnership.

 PRICE RANGE OF COMMON UNITS AND DISTRIBUTIONS

        Our common units were first offered on the Nasdaq Global Market on April 8, 2011 at an initial price of $22.50 per unit. Our common units are traded on the Nasdaq Global Market under the symbol "GMLP."

        The following table sets forth, for the periods indicated, the high and low sale prices for our common units, as reported on the Nasdaq Global Market, and quarterly cash distributions declared per common unit. The last reported sale price of our common units on the Nasdaq Global Market on February 7, 2017 was $24.54 per unit.

	High	Low	Cash Distributions per Unit(1)
Year Ended:
December 31, 2012	$39.05	$25.52
December 31, 2013	36.00	27.55
December 31, 2014	39.35	26.54
December 31, 2015	32.28	7.55
December 31, 2016	24.76	8.02
Quarter Ended:
March, 31, 2015	32.28	24.12	$0.5775
June 30, 2015	30.25	24.31	0.5775
September 30, 2015	25.10	14.14	0.5775
December 31, 2015	18.66	7.55	0.5775
March 31, 2016	16.63	8.02	0.5775
June 30, 2016	19.93	14.00	0.5775
September 30, 2016	20.60	17.72	0.5775
December 31, 2016	24.76	18.45	0.5775	(4)
March 31, 2017(2)	25.82	22.14
Month Ended:
September 30, 2016	20.60	18.89
October 31, 2016	22.42	18.98
November 30, 2016	22.69	18.45
December 31, 2016	24.76	21.38
January 31, 2017	24.91	22.14
February 28, 2017(3)	25.82	24.30

(1)
Represents cash distributions attributable to the quarter.

(2)
For the period from January 1, 2017 through February 7, 2017.

(3)
For the period from February 1, 2017 through February 7, 2017.

(4)
On January 26, 2017, we declared a cash distribution of $0.5775 per unit with respect to the quarter ended December 31, 2016, payable on February 14, 2017 to all unitholders of record on February 7, 2017. Purchasers of common units in this offering will not be entitled to receive this distribution.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax considerations that may be relevant to prospective common unitholders and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P., our U.S. counsel, insofar as it contains legal conclusions with respect to matters of U.S. federal income tax law. The opinion of counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.

        This discussion is based upon provisions of the Code, Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "we," "our" or "us" are references to Golar LNG Partners LP.

        The following discussion applies only to beneficial owners of common units that own the common units as "capital assets" within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts or former citizens or long-term residents of the United States), persons who will hold the common units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or persons that have a functional currency other than the U.S. dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds our common units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of our common units.

        No ruling has been or will be requested from the IRS regarding any matter affecting us or our unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.

        This discussion does not contain information regarding any U.S. state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of common units. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each prospective unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local and other tax consequences of the ownership or disposition of common units.

Election to be Treated as a Corporation

        We have elected to be treated as a corporation for U.S. federal income tax purposes. Consequently, among other things, U.S. Holders (as defined below) will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of common units as described below.

U.S. Federal Income Taxation of U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of our common units that owns (actually or constructively) less than 10.0% of our equity and that is:

  •
  an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes),

  •
  a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

  Distributions

        Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends, which may be taxable as ordinary income or "qualified dividend income" as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in its common units and, thereafter, as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us because we are not a U.S. corporation. Dividends received with respect to our common units generally will be treated as "passive category income" for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

        Dividends received with respect to our common units by a U.S. Holder that is an individual, trust or estate (or a U.S. Individual Holder) generally will be treated as "qualified dividend income," which is currently taxable to such U.S. Individual Holder at preferential capital gain tax rates provided that: (i) our common units are readily tradable on an established securities market in the United States (such as The Nasdaq Global Market on which our common units are traded); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under "—PFIC Status and Significant Tax Consequences"); (iii) the U.S. Individual Holder has owned the common units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

        Special rules may apply to any amounts received in respect of our common units that are treated as "extraordinary dividends." In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10.0% of the unitholder's adjusted tax basis (or fair market value upon the unitholder's election) in such common unit. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20.0% of a unitholder's adjusted tax basis (or fair market value). If we pay an "extraordinary dividend" on our common units that is treated as "qualified dividend income," then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.

  Medicare Tax on Net Investment Income

        Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests. For individuals, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by deductions that are allocable to such income. Unitholders should consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common units.

  Sale, Exchange or Other Disposition of Common Units

        Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our common units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder's adjusted tax basis in such common units. The U.S. Holder's initial tax basis in its common units generally will be the U.S. Holder's purchase price for the common units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the common units that are treated as non-taxable returns of capital (as discussed above under "—Distributions"). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder's ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes.

  PFIC Status and Significant Tax Consequences

        Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our common units, either:

  •
  at least 75.0% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains from the sale or exchange of investment property and rents derived other than in the active conduct of a rental business); or

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  at least 50.0% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

        Income earned, or treated as earned (for U.S. federal income tax purposes), by us in connection with the performance of services would not constitute passive income for PFIC purposes. By contrast, rental income generally would constitute "passive income" unless we were treated as deriving that rental income in the active conduct of a trade or business under the applicable rules.

        Based on our current and projected methods of operation, and an opinion of counsel, we do not believe that we were a PFIC for any prior taxable year, and we expect that we will not be a PFIC for our current or any future taxable year. We have received an opinion of our U.S. counsel, Vinson & Elkins L.L.P., in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our U.S. counsel that more than 25.0% of our gross income for all of our previous taxable years arose, and we expect that more than 25.0% of our gross income for our current and each future taxable year will arise from such time charters or other income our U.S. counsel has opined does not constitute passive income, and more than 50.0% of the average value of our assets for each such year was or will be held for the production of such nonpassive income. Assuming the accuracy of representations we have made to our U.S. counsel for purposes of their opinion, our U.S. counsel is of the opinion that we should not be a PFIC for any of our previous taxable years, and assuming the composition of our income and assets is consistent with these expectations for our current and future years, we should not be a PFIC for our current and any future year.

        Our counsel has indicated to us that the conclusions described above are not free from doubt. While there is legal authority supporting these conclusions, including IRS pronouncements concerning the characterization of income derived from time charters as services income, the United States Court of Appeals for the Fifth Circuit (or the Fifth Circuit) held in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009) that income derived from certain marine time charter agreements should be treated as rental income rather than services income for purposes of a "foreign sales corporation" provision of the Code. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time chartering activities may be treated as rental income, and we would likely be treated as a PFIC. The IRS has announced its nonacquiescence with the court's holding in the Tidewater case and, at the same time, announced the position of the IRS that the marine time charter agreements at issue in that case should be treated as service contracts.

        Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated from our time chartering operations. Thus, it is possible that the IRS or a court could disagree with this position and the position of our counsel. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure unitholders that the nature of our operations will not change in the future and that we will not become a PFIC in any future taxable year.

        As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a "Qualified Electing Fund," which we refer to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder should be able to make a "mark-to-market" election with respect to our common units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such holder must file an annual report with the IRS.

  Taxation of U.S. Holders Making a Timely QEF Election

        If a U.S. Holder makes a timely QEF election (or an Electing Holder), then, for U.S. federal income tax purposes, that holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder's adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder's adjusted tax basis in common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.

  Taxation of U.S. Holders Making a "Mark-to-Market" Election

        If we were to be treated as a PFIC for any taxable year and, as we anticipate, our common units were treated as "marketable stock," then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a "mark-to-market" election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder's common units at the end of the taxable year over the holder's adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder's tax basis in its common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder's indirect interest in any of our subsidiaries that were determined to be PFICs.

  Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        If we were to be treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a "mark-to-market" election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125.0% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the common units), and (2) any gain realized on the sale, exchange or other disposition of the common units. Under these special rules:

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  the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the common units;

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  the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

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  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

        These penalties would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of our common units. If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common units, such holder's successor generally would not receive a step-up in tax basis with respect to such common units.

U.S. Federal Income Taxation of Non-U.S. Holders

        A beneficial owner of our common units (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of our common units.

  Distributions

        Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder's U.S. trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a U.S. trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

  Disposition of Common Units

        In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common units provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of common units is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units if they are present in the United States for 183 days or more during the taxable year in which those common units are disposed and meet certain other requirements.

Backup Withholding and Information Reporting

        In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

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  fails to provide an accurate taxpayer identification number;

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  is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

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  in certain circumstances, fails to comply with applicable certification requirements.

        Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN E, W-8ECI, W-8EXP or W-8IMY, as applicable.

        Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

        In addition, individual citizens or residents of the United States holding certain "foreign financial assets" (which generally includes stock and other securities issued by a foreign person unless held in account maintained by a financial institution) that exceed certain thresholds (the lowest being foreign financial assets with a value in excess of (i) $50,000 on the last day of the taxable year or (ii) $75,000 at any time during the taxable year) are required to report information relating to such assets. Significant penalties may apply for failure to satisfy the reporting obligations described above. U.S. Holders should consult their tax advisors regarding their reporting obligations, if any, under this legislation as a result of their purchase, ownership or disposition of our common units.

NON-UNITED STATES TAX CONSIDERATIONS

Marshall Islands Tax Consequences

        The following discussion is based upon the opinion of Seward & Kissel LLP, our counsel as to matters of the laws of the Republic of The Marshall Islands, and the current laws of the Republic of The Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of The Marshall Islands.

        Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of The Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of The Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distributions treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units, and you will not be required by The Republic of the Marshall Islands to file a tax return relating to your ownership of common units.

United Kingdom Tax Consequences

        The following is a discussion of the material United Kingdom tax consequences that may be relevant to prospective common unitholders who are persons not resident for tax purposes in the United Kingdom (and who are persons who have not been resident or domiciled for tax purposes in the United Kingdom) and who do not hold their common units as part of a trade, profession or vocation carried on in the United Kingdom (non-U.K. Holders).

        Current and prospective unitholders who are, or have been, resident in the United Kingdom, or who hold their common units through a trade, profession or vocation in the United Kingdom are urged to consult their own tax advisors regarding the potential United Kingdom tax consequences to them of an investment in our common units.

        The discussion that follows is based upon existing United Kingdom legislation and what is understood to be the current H.M. Revenue & Customs practice as of the date of this prospectus. Changes in these authorities may cause the tax consequences to vary substantially from the consequences of common unit ownership described below. Unless the context otherwise requires, references in this section to "we," "our" or "us" are references to Golar LNG Partners LP.

  Taxation of Non-U.K. Holders

        We expect to conduct our affairs in such a manner so that Non UK Holders should not be subject to United Kingdom income tax, capital gains tax or corporation tax on income or gains arising from the Partnership. Distributions on common units may be made to Non-UK Holders without withholding or deduction for or on account of United Kingdom income tax.

        No liability to United Kingdom stamp duty or stamp duty reserve tax should arise in connection with the issuance of common units to unitholders or the transfer of common units.

        EACH PROSPECTIVE UNITHOLDER IS URGED TO CONSULT HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER THEIR PARTICULAR CIRCUMSTANCES.

 TAXATION OF THE PARTNERSHIP

  United States Taxation

        The following is a discussion of the material U.S. federal income tax considerations applicable to us and is the opinion of Vinson & Elkins L.L.P., our U.S. counsel, insofar as it contains legal conclusions based upon the application of U.S. federal income tax law to our particular factual circumstances. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein. This discussion is based upon provisions of the Code as in effect on the date of this prospectus supplement, existing final and temporary regulations thereunder (or Treasury Regulations), and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Statements contained herein that "we believe," "we expect" or similar phrases are not legal conclusions or opinions of counsel. The following discussion is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations applicable to us.

        Election to be Treated as a Corporation.    We have elected to be treated as a corporation for U.S. federal income tax purposes. As such, we are subject to U.S. federal income tax on our income to the extent it is from U.S. sources or is otherwise effectively connected with the conduct of a trade or business in the Unites States as discussed below.

        Taxation of Operating Income.    Substantially all of our gross income is attributable to the transportation, regasification and storage of LNG, and we expect that substantially all of our gross income will continue to be attributable to the transportation, regasification and storage of LNG. Gross income generated from regasification and storage of LNG outside of the United States generally is not subject to U.S. federal income tax, and gross income generated from such activities in the United States generally is subject to U.S. federal income tax. Gross income that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States (or U.S. Source International Transportation Income) is considered to be 50.0% derived from sources within the United States and may be subject to U.S. federal income tax as described below. Gross income attributable to transportation that both begins and ends in the United States (or U.S. Source Domestic Transportation Income) is considered to be 100.0% derived from sources within the United States and generally is subject to U.S. federal income tax. Gross income attributable to transportation exclusively between non-U.S. destinations is considered to be 100.0% derived from sources outside the United States and generally is not subject to U.S. federal income tax.

        We are not permitted by law to engage in transportation that gives rise to U.S. Source Domestic Transportation Income, and we do not anticipate providing any regasification or storage services within the territorial seas of the United States. However, certain of our activities give rise to U.S. Source International Transportation Income, and future expansion of our operations could result in an increase in the amount of U.S. Source International Transportation Income, all of which could be subject to U.S. federal income taxation unless the exemption from U.S. taxation under Section 883 of the Code (or the Section 883 Exemption) applies.

        The Section 883 Exemption.    In general, the Section 883 Exemption provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury Regulations thereunder (or the Section 883 Regulations), it will not be subject to the net basis and branch taxes or the 4.0% gross basis tax described below on its U.S. Source International Transportation Income. The Section 883 Exemption applies only to U.S. Source International Transportation Income and does not apply to U.S. Source Domestic Transportation Income. As discussed below, we believe that based on our current ownership structure, the Section 883 Exemption applies and we are not subject to U.S. federal income tax on our U.S. Source International Transportation Income.

        To qualify for the Section 883 Exemption, we must, among other things, meet the following three requirements:

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  be organized in a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States with respect to the types of U.S. Source International Transportation Income that we earn (or an Equivalent Exemption);

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  satisfy the Publicly Traded Test (as described below) or the Qualified Shareholder Stock Ownership Test (as described below); and

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  meet certain substantiation, reporting and other requirements.

        In order for a non-U.S. corporation to meet the Publicly Traded Test, its equity interests must be "primarily traded" and "regularly traded" on an established securities market either in the United States or in a jurisdiction outside the United States that grants an Equivalent Exemption. The Section 883 Regulations provide, in pertinent part, that equity interests in a non-U.S. corporation will be considered to be "primarily traded" on an established securities market in a given country if, with respect to the class or classes of equity relied upon to meet the "regularly traded" requirement described below, the number of units of each such class that are traded during any taxable year on all established securities markets in that country exceeds the number of units in such class that are traded during that year on established securities markets in any other single country. Equity interests in a non-U.S. corporation will be considered to be "regularly traded" on an established securities market under the Section 883 Regulations if one or more classes of such equity interests that, in the aggregate, represent more than 50.0% of the combined vote and value of all outstanding equity interests in the non-U.S. corporation satisfy certain listing and trading volume requirements. These listing and trading volume requirements will be satisfied with respect to a class of equity interests if trades in such class are effected, other than in de minimis quantities, on an established securities market on at least 60 days during the taxable year and the aggregate number of units in such class that are traded on an established securities market during the taxable year is at least 10.0% of the average number of units outstanding in that class during the taxable year (with special rules for short taxable years). In addition, a class of equity interests will be considered to satisfy the trading volume requirements if the equity interests in such class are traded during the taxable year on an established securities market in the United States and are "regularly quoted by dealers making a market" in such class (within the meaning of the Section 883 Regulations).

        Even if a class of equity satisfies the foregoing requirements, and thus generally would be treated as "regularly traded" on an established securities market, an exception may apply to cause the class to fail the regularly traded test if, for more than half of the number of days during the taxable year, one or more 5.0% unitholders (i.e., unitholders owning, actually or constructively, at least 5.0% of the vote and value of that class) own in the aggregate 50.0% or more of the vote and value of the class (or the Closely Held Block Exception). The Closely Held Block Exception does not apply, however, in the event the corporation can establish that a sufficient proportion of such 5.0% unitholders are Qualified Shareholders (as defined below) so as to preclude other persons who are 5.0% unitholders from owning 50.0% or more of the value of that class for more than half the days during the taxable year.

        As set forth above, as an alternative to satisfying the Publicly Traded Test, a non-U.S. corporation may qualify for the Section 883 Exemption by satisfying the Qualified Shareholder Stock Ownership Test. A corporation generally will satisfy the Qualified Shareholder Stock Ownership Test if more than 50.0% of the value of its outstanding equity interests is owned, or treated as owned after applying certain attribution rules, for at least half of the number of days in the taxable year by:

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  individual residents of jurisdictions that grant an Equivalent Exemption;

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  non-U.S. corporations organized in jurisdictions that grant an Equivalent Exemption and that meet the Publicly Traded Test; or

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  certain other qualified persons described in the Section 883 Regulations (which we refer to collectively as Qualified Shareholders).

        We believe that we satisfy all of the requirements for the Section 883 Exemption, and we expect that we will continue to satisfy such requirements. We are organized under the laws of the Republic of the Marshall Islands. The U.S. Treasury Department has recognized the Republic of the Marshall Islands as a jurisdiction that grants an Equivalent Exemption with respect to the type of U.S. Source International Transportation Income we earn and expect to earn in the future. Consequently, our U.S. Source International Transportation Income (including for this purpose, any such income earned by our subsidiaries) should be exempt from U.S. federal income taxation provided we meet either the Publicly Traded Test or the Qualified Shareholder Stock Ownership Test and we satisfy certain substantiation, reporting and other requirements.

        Our common units are traded only on the Nasdaq Global Market, which is considered to be an established securities market. Based on this fact, we have represented to our U.S. counsel that the number of our common units that is traded on the Nasdaq Global Market exceeds the number of our common units that is traded on any other established securities market, and this is not expected to change. Assuming the accuracy of this representation, our U.S. counsel is of the opinion that our equity interests are "primarily traded" on an established securities market for purposes of the Publicly Traded Test.

        Although the matter is not free from doubt, based on our analysis of our current and expected cash flow and distributions on our outstanding equity interests, we have represented to our U.S. counsel that our common units represent more than 50.0% of the total value of all of our outstanding equity interests. In addition, we believe and have represented to our U.S. counsel that we currently satisfy, and expect that we will continue to satisfy, the listing and trading volume requirements described previously. Assuming the accuracy of these representations, our U.S. counsel is of the opinion that our equity interests are "regularly traded" on an established securities market for purposes of the Publicly Traded Test.

        Further, our partnership agreement provides that any person or group that beneficially owns more than 4.9% of any class of our units then outstanding generally will be treated as owning only 4.9% of such units for purposes of voting for directors. There can be no assurance that this limitation will be effective to eliminate the possibility that we have or will have any 5.0% unitholders for purposes of the Closely Held Block Exception, and our U.S. counsel has not rendered an opinion with respect to this limitation. Nevertheless, based on the current ownership of our common units, we believe that our common units have not lost eligibility for the Section 883 Exemption as a result of the Closely Held Block Exception. Thus, although the matter is not free from doubt and is based upon our belief and expectations regarding our satisfaction of the factual requirements described above, as well as the legal opinion of our U.S. counsel described above, we believe that we will satisfy the Publicly Traded Test for the present taxable year and future taxable years.

        The conclusions of our counsel described above are based upon legal authorities that do not expressly contemplate an organizational structure such as ours. In particular, although we have elected to be treated as a corporation for U.S. federal income tax purposes, we are organized as a limited partnership under Marshall Islands law. Accordingly, while we believe that, assuming satisfaction of the factual requirements described above, our common units should be considered "regularly traded" on an established securities market and that we should satisfy the requirements for the Section 883 Exemption, it is possible that the IRS would assert that our common units do not meet the "regularly traded" test. In addition, as described previously, our ability to satisfy the Publicly Traded Test depends upon factual matters that are subject to change. Should any of the factual requirements described above fail to be satisfied, we may not be able to satisfy the Publicly Traded Test. Furthermore, our board of directors could determine that it is in our best interests to take an action that would result in our not being able to satisfy the Publicly Traded Test in the future. Please see "—The Net Basis Tax and Branch Profits Tax" and "—The 4.0% Gross Basis Tax" below for a discussion of the consequences in the event we do not satisfy the Publicly Traded Test.

        In the event we are not able to satisfy the Publicly Traded Test for a taxable year, we may be able to satisfy the Qualified Shareholder Stock Ownership Test for that year provided Golar owns more than 50.0% of the value of our outstanding equity interests for more than half of the days in such year, Golar itself meets the Publicly Traded Test for such year and Golar provides us with certain information that we need in order to claim the benefits of the Qualified Shareholder Stock Ownership Test. Golar has represented that it presently meets the Publicly Traded Test and has agreed to provide the information described above. However, there can be no assurance that Golar will continue to meet the Publicly Traded Test or be able to provide the information we need to claim the benefits of the Section 883 Exemption under the Qualified Shareholder Ownership Test. Further, the relative values of our equity interests are uncertain and subject to change, and as a result Golar may not own more than 50.0% of the value of our outstanding equity interests for the current or any future year. Consequently, there can be no assurance that we would meet the Qualified Shareholder Stock Ownership Test based upon the ownership by Golar of an indirect ownership interest in us.

        The Net Basis Tax and Branch Profits Tax.    If we earn U.S. Source International Transportation Income and the Section 883 Exemption does not apply, the U.S. source portion of such income may be treated as effectively connected with the conduct of a trade or business in the United States (or Effectively Connected Income) if we have a fixed place of business in the United States involved in the earning of U.S. Source International Transportation Income and substantially all of our U.S. Source International Transportation Income is attributable to regularly scheduled transportation or, in the case of vessel leasing income, is attributable to a fixed place of business in the United States. In addition, if we earn income from regasification or storage of LNG within the territorial seas of the United States, such income may be treated as Effectively Connected Income. Based on our current operations, substantially all of our potential U.S. Source International Transportation Income is not attributable to regularly scheduled transportation or received from vessel leasing, and none of our regasification or storage activities occur within the territorial seas of the United States. As a result, we do not anticipate that any of our U.S. Source International Transportation Income or income earned from regasification or storage will be treated as Effectively Connected Income. However, there is no assurance that we will not earn income pursuant to regularly scheduled transportation or bareboat charters attributable to a fixed place of business in the United States (or earn income from regasification or storage activities within the territorial seas of the United States) in the future, which would result in such income being treated as Effectively Connected Income.

        Any income we earn that is treated as Effectively Connected Income, net of applicable deductions, would be subject to U.S. federal corporate income tax (currently imposed at rates of up to 35.0%). In addition, a 30.0% branch profits tax could be imposed on any income we earn that is treated as Effectively Connected Income, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid by us in connection with the conduct of our U.S. trade or business.

        On the sale of a vessel that has produced Effectively Connected Income, we could be subject to the net basis U.S. federal corporate income tax as well as branch profits tax with respect to the gain recognized up to the amount of certain prior deductions for depreciation that reduced Effectively Connected Income. Otherwise, we would not be subject to U.S. federal income tax with respect to gain realized on the sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

        The 4.0% Gross Basis Tax.    If the Section 883 Exemption does not apply and the net basis tax does not apply, we would be subject to a 4.0% U.S. federal income tax on the U.S. source portion of our gross U.S. Source International Transportation Income, without benefit of deductions. Under the sourcing rules described above under "—United States Taxation—Taxation of Operating Income," 50.0% of our U.S. Source International Transportation Income would be treated as being derived from U.S. sources.

UNDERWRITING

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to Morgan Stanley & Co. LLC, the sole underwriter, 4,500,000 common units at a price of $22.665 per unit.

        We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 675,000 additional common units. Any common units issued or sold under the option will be issued and sold on the same terms and conditions as the other common units that are the subject of this offering.

        The underwriter proposes to offer the common units offered hereby from time to time for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling common units to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common units for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases common units and the price at which the underwriter resells such common units, which may include a commission equivalent of up to $0.335 per unit, may be deemed underwriting compensation.

        We, all of our directors and officers, our general partner and Golar, have agreed that, for a period of 45 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Morgan Stanley & Co. LLC, dispose of or hedge any common units or any securities convertible into or exchangeable for our common units. Morgan Stanley & Co. LLC, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

        Our common units are listed on the Nasdaq Global Market under the symbol "GMLP."

        We estimate that our total expenses for this offering will be approximately $500,000. We have also agreed to reimburse the underwriter for any FINRA-related expenses incurred by them in connection with this offering in an amount up to $10,000.

        In connection with the offering, the underwriter may purchase and sell common units in the open market. Purchases and sales in the open market may include purchases to cover short positions and stabilizing purchases.

  •
  Covering transactions involve purchases of common units in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriter must purchase common units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common units in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriter must purchase common units in the open market after the distribution has been completed.

  •
  Stabilizing transactions involve bids to purchase common units so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common units. They may also cause the price of the common units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

        The underwriter is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which it has received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

        The address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, New York 10036.

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

 LEGAL MATTERS

        Certain legal matters with respect to the offering will be passed upon for us by Vinson & Elkins L.L.P., Washington, DC. The validity of the common units offered hereby and certain other legal matters with respect to the laws of the Republic of The Marshall Islands will be passed upon for us by our counsel as to Marshall Islands law, Seward & Kissel LLP. Latham & Watkins LLP will pass upon certain legal matters in connection with the offering on behalf of the underwriter.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The financial statements for the year ended December 31, 2013, incorporated in this prospectus supplement by reference to Golar LNG Partners LP's Annual Report on Form 20-F for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

        The following table sets forth costs and expenses that we expect to incur in connection with the issuance and distribution of the common units covered by this prospectus supplement. Other than the SEC registration fee, all amounts are estimated.

SEC registration fee	$13,795
Legal fees and expenses	288,000
Accounting fees and expenses	133,000
Printing costs	50,000
Transfer agent fees	3,500
Miscellaneous	11,705

Total	$500,000

P R O S P E C T U S

Common Units Representing Limited Partnership Interests
Other Classes of Units Representing Limited Partner Interests
Options
Warrants
Rights
Debt Securities

        We may from time to time, in one or more offerings, offer and sell common units and other units representing limited partner interests in Golar LNG Partners LP, as well as options, warrants or rights to purchase common units or other classes of units or any combination thereof, and the debt securities described in this prospectus. Selling unitholders may offer and sell common units from time to time, in one or more offerings. We or selling unitholders may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings.

        We refer to the common units and other units representing limited partner interests in us, the options, warrants, and rights to purchase common units or other classes of units, and the debt securities collectively as the "securities." This prospectus describes the general terms of these securities and the general manner in which we or selling unitholders will offer the securities. The specific terms of any securities that we or selling unitholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or selling unitholders will offer the securities, and also may add, update or change information contained in this prospectus. We or selling unitholders will sell the securities through underwriters on a firm commitment basis. The names of any underwriters and the specific terms of a plan of distribution will be stated in the prospectus supplement. Selling unitholders that are affiliates of Golar LNG Partners LP may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf. We will not receive any of the proceeds from the sale of the securities by any selling unitholders.

        Our common units are traded on The Nasdaq Global Market (or the NASDAQ), under the symbol "GMLP." We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.

        Investing in our securities involves risks. You should carefully consider the risk factors described under "Risk Factors" on page 7 of this prospectus before you make an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2016.

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not, and the selling unitholders have not, authorized anyone else to give you different information. Neither we nor the selling unitholders are offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings and selling unitholders may, from time to time, offer and sell common units of Golar LNG Partners LP in one or more offerings. This prospectus generally describes Golar LNG Partners LP and the securities. Each time we or selling unitholders offer securities with this prospectus, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including, in the case of other types of units representing limited partner interests, options, warrants, rights and debt securities, the specific terms of the securities. The prospectus supplement may also add to, update or change information in this prospectus.

        The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find More Information"). You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," and any additional information you may need to make your investment decision. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

        Unless the context otherwise requires, references in this prospectus to "Golar LNG Partners LP," "Golar LNG Partners," the "Partnership," "we," "our," "us" or similar terms refer to Golar LNG Partners LP, a Marshall Islands limited partnership, or any one or more of its subsidiaries. References in this prospectus to "our general partner" refer to Golar GP LLC, the general partner of the Partnership. References in this prospectus to "Golar" refer, depending on the context, to Golar LNG Limited and to any one or more of its direct and indirect subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (or the Exchange Act), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's web site on the Internet at www.sec.gov free of charge. You can also obtain information about us at the offices of the Nasdaq Global Market at One Liberty Plaza, 165 Broadway, New York, NY 10006, or on our website at http://www.golarlngpartners.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

        This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the U.S. Securities Act of 1933, as amended, or the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement (including exhibits) on Form F-3 that may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

        We incorporate by reference into this prospectus the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2015, filed on May 2, 2016 (or our 2015 Annual Report);

  •
  all subsequent annual reports on Form 20-F filed after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

  •
  our current reports on Form 6-K filed on July 12, 2016, October 3, 2016 and October 19, 2016;

  •
  all subsequent current reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus that we identify in such current reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

  •
  the description of our common units contained in our Registration Statement on Form 8-A/A filed on October 19, 2016, and including any subsequent amendments or reports filed for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        You may obtain a copy of the above mentioned filings or any subsequent filing we incorporated by reference into this prospectus or any prospectus supplement through the SEC or the SEC's website as described above. You may also obtain copies of these documents free of charge by writing or telephoning us at the following address:

Golar LNG Partners LP
Attn: Investor Relations
2nd Floor S.E. Pearman Building
9 Par-la-Ville Road
Hamilton, HM11, Bermuda
+1 (441) 295-4705

 FORWARD-LOOKING STATEMENTS

        All of the statements, other than statements of historical fact, included or incorporated by reference in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management. Words such as "may," "will," "anticipate," "believe," "expect," "estimate," "intend," "project," and other similar phrases or expressions identify forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

        Forward-looking statements appear in a number of places in this prospectus and include statements with respect to, among other things:

  •
  market trends in the floating storage regasification unit (or FSRU), liquefied natural gas (or LNG) carrier and floating liquefied natural gas vessel (or FLNG) industries, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of FSRUs, LNG carriers and FLNGs;

  •
  our and Golar's ability to retrofit vessels as FSRUs or FLNGs and the timing of the delivery and acceptance of any such retrofitted vessels by their respective charterers;

  •
  our ability to pay cash distributions on our units and the amount of any such distributions;

  •
  our ability to integrate and realize the expected benefits from acquisitions, such as our recent acquisition of the Golar Tundra;

  •
  the completion of the Ghana LNG Project and the commencement of the Golar Tundra time charter;

  •
  our anticipated growth strategies;

  •
  the effect of a worldwide economic slowdown;

  •
  turmoil in the global financial markets;

  •
  fluctuations in currencies and interest rates;

  •
  general market conditions, including fluctuations in charter hire rates and vessel values;

  •
  the liquidity and creditworthiness of our customers;

  •
  changes in our operating expenses, including drydocking and insurance costs and bunker prices;

  •
  our future financial condition or results of operations and our future revenues and expenses;

  •
  the repayment of debt and settling of interest rate swaps;

  •
  our ability to make additional borrowings and to access debt and equity markets;

  •
  planned capital expenditures and availability of capital resources to fund capital expenditures;

  •
  the exercise of purchase options by our charterers;

  •
  our ability to maintain long-term relationships with major LNG traders;

  •
  our ability to leverage Golar's relationships and reputation in the shipping industry;

  •
  our ability to purchase vessels from Golar in the future;

  •
  our continued ability to enter into long-term time charters, including charters for floating storage and regasification projects;

  •
  our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charter;

  •
  timely purchases and deliveries of newbuilding vessels;

  •
  future purchase prices of newbuildings and secondhand vessels;

  •
  our ability to compete successfully for future chartering and newbuilding opportunities;

  •
  acceptance of a vessel by its charterer;

  •
  termination dates and extensions of charters;

  •
  the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

  •
  availability of skilled labor, vessel crews and management;

  •
  our general and administrative expenses and fees and expenses payable under the fleet management agreements and the management and administrative services agreement;

  •
  the anticipated taxation of our partnership and distributions to our unitholders;

  •
  estimated future maintenance and replacement capital expenditures;

  •
  our ability to retain key employees;

  •
  customers' increasing emphasis on environmental and safety concerns;

  •
  potential liability from any pending or future litigation;

  •
  potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

  •
  future sales of our securities in the public market;

  •
  our business strategy and other plans and objectives for future operations;

  •
  challenges by authorities to the tax benefits we previously obtained; and

  •
  other factors listed from time to time in the reports and other documents that we file with the SEC.

        Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in "Risk Factors" and those risks discussed in other reports we file with the SEC and that are incorporated in this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

        Forward-looking statements are made based upon management's current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in "Risk Factors." We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

        We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

 ABOUT GOLAR LNG PARTNERS LP

        We are a publicly traded limited partnership formed by Golar, a leading independent owner and operator of LNG carriers and FSRUs, to own and operate FSRUs and LNG carriers under long-term charters. Our fleet currently consists of seven FSRUs and four LNG carriers. We intend to leverage our relationship with Golar to make acquisitions of FSRUs, LNG carriers and, potentially, FLNGs, with long-term charters from Golar and third parties in the future as market conditions permit.

        We were formed under the laws of the Marshall Islands and maintain our principal executive headquarters at 2nd Floor S.E. Pearman Building, 9 Par-La-Ville Road, Hamilton, Bermuda HM11. Our telephone number at that address is +1 (441) 295-4705.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in "Item 3—Key Information—Risk Factors" in our 2015 Annual Report and in "Risk Factors" in our Report on Form 6-K for the quarterly period ended June 30, 2016 filed on October 3, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

        Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general partnership purposes, including repayment of debt (including debt owed to Golar), acquisitions, capital expenditures and additions to working capital.

        The actual application of proceeds we receive from any particular primary offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

        We will not receive any of the proceeds from the sale of common units by any selling unitholders.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	2.73x	3.40x	3.98x	3.80x	3.83x	4.32x

(1)
For purposes of calculating the ratio of earnings to fixed charges:
  •
  "fixed charges" means the sum of the following: (a) interest expensed and capitalized and (b) amortized capitalized expenses related to indebtedness; and

  •
  "earnings" means the amount resulting from adding (a) pre-tax income from continuing operations before adjustment for non-controlling interests; (b) fixed charges; and (c) amortization of capitalized interest; and from subtracting (a) interest capitalized; and (b) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

 DESCRIPTION OF THE COMMON UNITS

        Our common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the rights and privileges of holders of common units in and to partnership distributions, please read this section and "Our Cash Distribution Policy and Restrictions on Distributions."

Number of Units

        As of October 24, 2016, we had 64,073,291 common units outstanding, of which 43,461,000 are held by the public and 20,612,291 are held by Golar, which owns our general partner. The common units represent an aggregate 98% limited partner interest and the general partner interest represents a 2% general partner interest in us.

Transfer Agent and Registrar

        Computershare serves as registrar and transfer agent for the common units.

Transfer of Common Units

        By transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

  (1)
  represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

  (2)
  automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

  (3)
  gives the consents and approvals contained in our partnership agreement.

        A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Voting Rights

        Unlike the holders of common stock in a corporation, holders of common units have only limited voting rights on matters affecting our business. We will hold a meeting of the limited partners every year to elect one or more members of our board of directors and to vote on any other matters that are properly brought before the meeting. Common unitholders are entitled to elect only four of the seven members of our board of directors. The elected directors are elected on a staggered basis and serve for three year terms. Our general partner in its sole discretion appoints the remaining three directors and set the terms for which those directors will serve. The partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management. Unitholders will have no right to elect our general partner, and our general partner may not be removed except by a vote of the holders of at least 66 2/3% of the outstanding common units, including any common units owned by our general partner and its affiliates, voting together as a single class.

        Our partnership agreement further restricts unitholders' voting rights by providing that if any person or group owns beneficially more than 4.9% of any class of units then outstanding, any such units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes (except for purposes of nominating a person for election to our board), determining the presence of a quorum or for other similar purposes, unless required by law. The voting rights of any such unitholders in excess of 4.9% will effectively be redistributed pro rata among the other common unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote. Our general partner, its affiliates and persons who acquired common units with the prior approval of our board of directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors.

        The following is a summary of the unitholder vote required for the approval of the matters specified below. Matters that require the approval of a "unit majority" require the approval of a majority of the common units voting as a single class.

        In voting their common units our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Action	Unitholder Approval Required and Voting Rights
Issuance of additional units	No approval rights; general partner approval required for all issuances not reasonably expected to be accretive within 12 months of issuance or which would otherwise have a material adverse impact on the general partner or its interest in our partnership.
Amendment of the partnership agreement	Certain amendments may be made by our board of directors without the approval of the unitholders. Other amendments generally require the approval of a unit majority.
Merger of our partnership or the sale of all or substantially all of our assets	Unit majority and approval of our general partner and our board of directors.
Dissolution of our partnership	Unit majority and approval of our general partner and our board of directors.
Reconstitution of our partnership upon dissolution	Unit majority.
Election of four of the seven members of our board of directors	A plurality of the votes of the holders of the common units.
Withdrawal of our general partner

Under most circumstances, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to March 31, 2021 in a manner which would cause a dissolution of our partnership.

Removal of our general partner	Not less than 66 2/3% of the outstanding units, including units held by our general partner and its affiliates, voting together as a single class.
Transfer of our general partner interest in us

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to March 31, 2021.

Transfer of incentive distribution rights	No approval required.
Transfer of ownership interests in our general partner	No approval required at any time.

Issuance of Additional Interests

        The partnership agreement authorizes us to issue an unlimited amount of additional partnership interests and options, rights and warrants to buy partnership interests for the consideration and on the terms and conditions determined by our board of directors without the approval of the unitholders.

        We intend to fund acquisitions through borrowings and the issuance of additional common units or other equity securities and the issuance of debt securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other equity securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Marshall Islands law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our board of directors, have special voting rights to which the common units are not entitled.

        Upon issuance of additional partnership interests (other than the issuance of common units in connection with a reset of the incentive distribution target levels or the issuance of partnership interests upon conversion of outstanding partnership interests), our general partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its 2.0% general partner interest in us. Our general partner's interest in us will thus be reduced if we issue additional partnership interests in the future and our general partner does not elect to maintain its 2.0% general partner interest in us. Our general partner and its affiliates will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates' percentage interest, including its interest represented by common units, that existed immediately prior to each issuance. Other holders of common units will not have similar preemptive rights to acquire additional common units or other partnership interests.

Limited Call Right

        If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership interests of the class held by unaffiliated persons as of a record date to be selected by the general partner, on at least 10 but not more than 60 days' notice equal to the greater of (x) the average of the daily closing prices of the partnership interests of such class over the 20 trading days preceding the date three days before the notice of exercise of the call right is first mailed and (y) the highest price paid by our general partner or any of its affiliates for partnership interests of such class during the 90-day period preceding the date such notice is first mailed. Our general partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon the exercise of this limited call right and has no fiduciary duty in determining whether to exercise this limited call right.

        As a result of the general partner's right to purchase outstanding partnership interests, a holder of partnership interests may have the holder's partnership interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of common units in the market. Please read "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Sale, Exchange or Other Disposition of Common Units" and "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Non-U.S. Holders—Disposition of Common Units."

Summary of our Partnership Agreement

        A copy of our partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A summary of the important provisions of our partnership agreement and the rights and privileges of our unitholders is included in our registration statement on Form 8-A/A as filed with the SEC on October 19, 2016, and including any subsequent amendments or reports filed for the purpose of updating such description. Please read "Where You Can Find More Information."

OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

        You should read the following discussion of our cash distribution policy and restrictions on distributions in conjunction with specific assumptions included in this section. In addition, you should read "Forward-Looking Statements" and "Risk Factors" for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

General

  Rationale for Our Cash Distribution Policy

        Our cash distribution policy reflects a judgment that our unitholders will be better served by our distributing our cash available (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves) rather than retaining it. Because we believe we will generally finance any expansion capital expenditures from external financing sources, we believe that our investors are best served by our distributing all of our available cash. Our cash distribution policy is consistent with the terms of our partnership agreement, which requires that we distribute all of our available cash quarterly (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves).

  Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

        There is no guarantee that unitholders will receive quarterly distributions from us. Our distribution policy is subject to certain restrictions and may be changed at any time, including:

  •
  Our unitholders have no contractual or other legal right to receive distributions other than the obligation under our partnership agreement to distribute available cash on a quarterly basis, which is subject to the broad discretion of our board of directors to establish reserves and other limitations.

  •
  We are subject to restrictions on distributions under our financing and lease arrangements. Our financing arrangements contain material financial tests and covenants that must be satisfied in order to pay distributions. If we are unable to satisfy the restrictions included in any of our financing arrangements or are otherwise in default under any of those agreements, it could have a material adverse effect on our ability to make cash distributions to you, notwithstanding our stated cash distribution policy.

  •
  We are required to make substantial capital expenditures to maintain and replace our fleet. These expenditures may fluctuate significantly over time, particularly as our vessels near the end of their useful lives. In order to minimize these fluctuations, our partnership agreement requires us to deduct estimated, as opposed to actual, maintenance and replacement capital expenditures from the amount of cash that we would otherwise have available for distribution to our unitholders. In years when estimated maintenance and replacement capital expenditures are higher than actual maintenance and replacement capital expenditures, the amount of cash available for distribution to unitholders will be lower than if actual maintenance and replacement capital expenditures were deducted.

  •
  Although our partnership agreement requires us to distribute all of our available cash, our partnership agreement, including provisions contained therein requiring us to make cash distributions, may be amended. Our partnership agreement can be amended with the approval of a majority of the outstanding common units.

  •
  Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our partnership agreement.

  •
  Under Section 51 of the Marshall Islands Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets.

  •
  We may lack sufficient cash to pay distributions to our unitholders due to decreases in total operating revenues, decreases in hire rates, the loss of a vessel (including, without limitation, through a customer's exercise of its purchase option) or increases in operating or general and administrative expenses, principal and interest payments on outstanding debt, taxes, working capital requirements, maintenance and replacement capital expenditures or anticipated cash needs.

Distributions of Available Cash

  General

        Within 45 days after the end of each quarter, we distribute all of our available cash (defined below) to common unitholders of record on the applicable record date.

  Definition of Available Cash

        Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own):

  •
  less, the amount of cash reserves (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) established by our board of directors to:

  •
  provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs);

  •
  comply with applicable law, any of our debt instruments, or other agreements; or

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  provide funds for distributions to our common unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus, all cash on hand (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own) on the date of determination of available cash for the quarter resulting from (1) working capital borrowings made after the end of the quarter and (2) cash distributions received after the end of the quarter from any of our equity interests in any person (other than a subsidiary of us), which distributions are paid by such person in respect of operations conducted by such person during such quarter. Working capital borrowings are generally borrowings that are made under a revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

  Minimum Quarterly Distribution

        Common unitholders are entitled under our partnership agreement to receive a quarterly distribution of $0.5775 per unit, or $2.31 per unit per year, to the extent we have sufficient cash on hand to pay the distribution, after establishment of cash reserves and payment of fees and expenses. There is no guarantee that we will pay the minimum quarterly distribution on the common units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our partnership agreement. Additionally, we will be prohibited from making any distributions to our common unitholders if it would cause an event of default, or if an event of default is then existing, under our credit facilities.

Operating Surplus and Capital Surplus

  General

        All cash distributed to common unitholders is characterized as either "operating surplus" or "capital surplus." We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

  Definition of Operating Surplus

        Operating surplus for any period generally means:

  •
  $35.0 million; plus

  •
  all of our cash receipts (including our proportionate share of cash receipts of certain subsidiaries we do not wholly own, provided, that cash receipts from the termination of an interest rate, currency or commodity hedge contract prior to its specified termination date will be included in operating surplus in equal quarterly installments over the remaining scheduled life of such hedge contract), excluding cash from (1) borrowings, other than working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions or (5) corporate reorganizations or restructurings; plus

  •
  working capital borrowings (including our proportionate share of working capital borrowings for certain subsidiaries we do not wholly own) made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

  •
  interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our IDRs and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to finance all or any portion of the construction, replacement or improvement of a capital asset (such as a vessel) in respect of the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

  •
  interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our IDRs and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to pay the construction period interest on debt incurred (including periodic net payments under related hedge contracts), or to pay construction period distributions on equity issued, to finance the construction projects described in the immediately preceding bullet; less

  •
  all of our "operating expenditures" (which includes estimated maintenance and replacement capital expenditures and is further described below) of us and our subsidiaries (including our proportionate share of operating expenditures by certain subsidiaries we do not wholly own); less

  •
  the amount of cash reserves (including our proportionate share of cash reserves for certain subsidiaries we do not wholly own) established by our board of directors to provide funds for future operating expenditures; less

  •
  any cash loss realized on dispositions of assets acquired using investment capital expenditures; less

  •
  all working capital borrowings (including our proportionate share of working capital borrowings by certain subsidiaries we do not wholly own) not repaid within twelve months after having been incurred.

        If a working capital borrowing, which increases operating surplus, is not repaid during the 12-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

        As described above, operating surplus includes a provision that will enable us, if we choose, to distribute as operating surplus up to $35.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities or interest payments on debt in operating surplus would be to increase operating surplus by the amount of any such cash distributions or interest payments. As a result, we may also distribute as operating surplus up to the amount of any such cash distributions or interest payments of cash we receive from non-operating sources.

        The term operating expenditures generally means all of our cash expenditures, including, but not limited to taxes, employee and director compensation, reimbursement of expenses to our general partner, repayment of working capital borrowings, debt service payments and payments made under any interest rate, currency or commodity hedge contracts (provided that payments made in connection with the termination of any hedge contract prior to the expiration of its stipulated settlement or termination date shall be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such hedge contract), provided that operating expenditures will not include:

  •
  deemed repayments of working capital borrowings deducted from operating surplus pursuant to the last bullet point of the definition of operating surplus above when such repayment actually occurs;

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  payments (including prepayments and payment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

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  expansion capital expenditures, investment capital expenditures or actual maintenance and replacement capital expenditures (which are discussed in further detail under "—Capital Expenditures" below);

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  payment of transaction expenses (including taxes) relating to interim capital transactions; or

  •
  distributions to partners.

  Capital Expenditures

        For purposes of determining operating surplus, maintenance and replacement capital expenditures are those capital expenditures required to maintain over the long-term the operating capacity of or the revenue generated by our capital assets, and expansion capital expenditures are those capital expenditures that increase the operating capacity of or the revenue generated by our capital assets. In our partnership agreement, we refer to these maintenance and replacement capital expenditures as "maintenance capital expenditures." To the extent, however, that capital expenditures associated with acquiring a new vessel or improving an existing vessel increase the revenues or the operating capacity of our fleet, those capital expenditures would be classified as expansion capital expenditures.

        Investment capital expenditures are those capital expenditures that are neither maintenance and replacement capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of equity securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

        Examples of maintenance and replacement capital expenditures include capital expenditures associated with drydocking, modifying an existing vessel or acquiring a new vessel to the extent such expenditures are incurred to maintain the operating capacity of or the revenue generated by our fleet. Maintenance and replacement capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including the amount of any incremental distributions made to the holders of our IDRs) to finance the construction of a replacement vessel and paid in respect of the construction period, which we define as the period beginning on the date that we enter into a binding construction contract and ending on the earlier of the date that the replacement vessel commences commercial service or the date that the replacement vessel is abandoned or disposed of. Debt incurred to pay or equity issued to fund construction period interest payments, and distributions on such equity (including the amount of any incremental distributions made to the holders of our IDRs) will also be considered maintenance and replacement capital expenditures.

        Because our maintenance and replacement capital expenditures can be very large and vary significantly in timing, the amount of our actual maintenance and replacement capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus, and available cash for distribution to our unitholders if we subtracted actual maintenance and replacement capital expenditures from operating surplus each quarter. Accordingly, to eliminate the effect on operating surplus of these fluctuations, our partnership agreement requires that an amount equal to an estimate of the average quarterly maintenance and replacement capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long-term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. In our partnership agreement, we refer to these estimated maintenance and replacement capital expenditures to be subtracted from operating surplus as "estimated maintenance capital expenditures." The amount of estimated maintenance and replacement capital expenditures deducted from operating surplus is subject to review and change by our board of directors at least once a year, provided that any change must be approved by our conflicts committee. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance and replacement capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect our fleet. For purposes of calculating operating surplus, any adjustment to this estimate is prospective only.

        The use of estimated maintenance and replacement capital expenditures in calculating operating surplus has the following effects:

  •
  it reduces the risk that actual maintenance and replacement capital expenditures in any one quarter will be large enough to make operating surplus less than the minimum quarterly distribution to be paid on all the units for that quarter and subsequent quarters;

  •
  it reduces the need for us to borrow to pay distributions; and

  •
  it is more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions to our general partner and Golar.

  Definition of Capital Surplus

        Capital surplus generally is generated only by:

  •
  borrowings other than working capital borrowings;

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  sales of debt and equity securities; and

  •
  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or non-current assets sold as part of normal retirements or replacements of assets.

  Characterization of Cash Distributions to Common Unitholders

        We treat all available cash distributed on our common units as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders. For example, it includes a provision that enables us, if we choose, to distribute as operating surplus up to $35.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Distributions of Available Cash From Operating Surplus

        We will make distributions of available cash from operating surplus for any quarter in the following manner:

  •
  first, 98.0% to all common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "—General Partner Interest" and "—Incentive Distribution Rights" below.

        The preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

General Partner Interest

        Our partnership agreement provides that our general partner is entitled to 2.0% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 2.0% general partner interest if we issue additional units. Our general partner's 2.0% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us in order to maintain its 2.0% general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its 2.0% general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Incentive Distribution Rights

        IDRs represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner and Golar currently hold the IDRs. The IDRs may be transferred separately from our general partner interest, subject to restrictions in the partnership agreement. Any transfer by our general partner of the IDRs would not change the percentage allocations of quarterly distributions with respect to such rights.

        If for any quarter we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

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  first, 98.0% to all common unitholders, pro rata, and 2.0% to our general partner, until each such unitholder receives a total of $0.6641 per unit for that quarter (the "first target distribution");

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  second, 85.0% to all common unitholders, pro rata, 2.0% to our general partner and 13.0% to the holders of the IDRs, pro rata, until each such unitholder receives a total of $0.7219 per unit for that quarter (the "second target distribution");

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  third, 75.0% to all common unitholders, pro rata, 2.0% to our general partner and 23.0% to the holders of the IDRs, pro rata, until each such unitholder receives a total of $0.8663 per unit for that quarter (the "third target distribution"); and

  •
  thereafter, 50.0% to all common unitholders, pro rata, 2.0% to our general partner and 48.0% to the holders of the IDRs, pro rata.

        The percentage interests set forth above assume that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

Percentage Allocations of Available Cash From Operating Surplus

        The following table illustrates the percentage allocations of the additional available cash from operating surplus among the common unitholders, our general partner and the holders of the IDRs up to the various target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distributions" are the percentage interests of the common unitholders, our general partner and the holders of the IDRs in any available cash from operating surplus we distribute up to and including the corresponding amount in the column "Total Quarterly Distribution Target Amount," until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the common unitholders, our general partner and the holders of the IDRs for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our general partner include its 2.0% general partner interest only and assume that our general partner has contributed any capital necessary to maintain its 2.0% general partner interest.

		Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount	Common Unitholders	General Partner	Holders of IDRs
Minimum Quarterly Distribution	$0.5775	98.0%	2.0%	0%
First Target Distribution	up to $0.6641	98.0%	2.0%	0%
Second Target Distribution	above $0.6641 up to $0.7219	85.0%	2.0%	13.0%
Third Target Distribution	above $0.7219 up to $0.8663	75.0%	2.0%	23.0%
Thereafter	above $0.8663	50.0%	2.0%	48.0%

General Partner's Right to Reset Incentive Distribution Levels

        Our general partner, as the current holder of a majority of our IDRs, has the right under our partnership agreement to elect to relinquish the right of the holders of our IDRs to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner and Golar would be set. Our general partner's right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner and Golar are based may be exercised, without approval of our unitholders or the conflicts committee of our board of directors, at any time when we have made cash distributions to the holders of the IDRs at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. If at the time of any election to reset the minimum quarterly distribution amount and the target distribution levels our general partner and its affiliates are not the holders of a majority of the IDRs, then any such election to reset shall be subject to the prior written concurrence of our general partner that the conditions described in the immediately preceding sentence have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner and Golar.

        In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner and Golar of incentive distribution payments based on the target cash distributions prior to the reset, our general partner and Golar will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the "cash parity" value of the average cash distributions related to the IDRs received by our general partner and Golar for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period. We will also issue an additional amount of general partner units in order to maintain the general partner's ownership interest in us relative to the issuance of the additional common units.

        The number of common units that our general partner and Golar would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our general partner and Golar in respect of its IDRs during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. The issuance of the additional common units will be conditioned upon approval of the listing or admission for trading of such common units by the national securities exchange on which the common units are then listed or admitted for trading.

        Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

  •
  first, 98.0% to all common unitholders, pro rata, and 2.0% to our general partner, until each common unitholder receives an amount equal to 115.0% of the reset minimum quarterly distribution for that quarter;

  •
  second, 85.0% to all common unitholders, pro rata, 2.0% to our general partner and 13.0% to the holders of the IDRs, pro rata, until each common unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

  •
  third, 75.0% to all common unitholders, pro rata, 2.0% to our general partner, and 23.0% to the holders of the IDRs, pro rata, until each common unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

  •
  thereafter, 50.0% to all common unitholders, pro rata, 2.0% to our general partner and 48.0% to the holders of the IDRs, pro rata.

        Assuming that it continues to hold a majority of our IDRs, our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when the holders of the IDRs have received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that the holders of IDRs are entitled to receive under our partnership agreement.

Distributions From Capital Surplus

  How Distributions From Capital Surplus Will Be Made

        We will make distributions of available cash from capital surplus, if any, in the following manner:

  •
  first, 98.0% to all common unitholders, pro rata, and 2.0% to our general partner, until the minimum quarterly distribution is reduced to zero, as described below; and

  •
  thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

        The preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

  Effect of a Distribution from Capital Surplus

        The partnership agreement treats a distribution of capital surplus as the repayment of the consideration for the issuance of the units, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner and Golar to receive incentive distributions. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

        Once we reduce the minimum quarterly distribution and the target distribution levels to zero, we will then make all future distributions 50% to the holders of common units, 2.0% to our general partner and 48.0% to the holders of the IDRs (currently, our general partner and Golar). The 2.0% interests shown for our general partner assumes that our general partner maintains its 2.0% general partner interest.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

  •
  the minimum quarterly distribution;

  •
  the target distribution levels; and

  •
  the initial unit price.

        For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

Distributions of Cash upon Liquidation

        If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will apply the proceeds of liquidation in the manner set forth below.

        If, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price for our common units for the preceding 20 trading days (or the current market price) is greater than the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation), then the proceeds of the liquidation will be applied as follows:

  •
  first, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to the current market price of our common units; and

  •
  thereafter, 50.0% to all common unitholders, pro rata, 48.0% to holders of IDRs and 2.0% to our general partner.

        If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our common units is equal to or less than the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation), then the proceeds of the liquidation will be applied as follows:

  •
  first, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation); and

  •
  thereafter, 50.0% to all common unitholders, pro rata, 48.0% to holders of IDRs and 2.0% to our general partner.

        The immediately preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

 DESCRIPTION OF THE OTHER CLASSES OF UNITS

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner without the approval of any of our limited partners. See "Description of the Common Units—Issuance of Additional Interests."

        Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:

  •
  the designation, stated value, and liquidation preference of the units and the maximum number of units to constitute the class or series;

  •
  the number of units to be offered;

  •
  the public offering price at which the units will be issued;

  •
  any sinking fund provisions of the units;

  •
  the voting rights, if any, of the units;

  •
  the distribution rights of the units, if any;

  •
  whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

  •
  the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

  •
  a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units; and

  •
  any additional rights, preferences, privileges, limitations, and restrictions of the units.

        The particular terms of any class or series of units will also be described in the amendment to our partnership agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.

        Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor, subject to applicable provisions under the Marshall Islands Limited Partnership Act. The transfer agent, registrar, and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF THE OPTIONS

        We may issue options for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of options to purchase common units or other classes of units for the consideration and with the rights, preferences and privileges established by our board of directors without the approval of any of our limited partners. Options may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of options will be issued under a separate option agreement to be entered into between us and a bank or trust company, as option agent. The option agent will act solely as our agent in connection with the options and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of options. A copy of the option agreement will be filed with the SEC in connection with the offering of options.

        The prospectus supplement relating to a particular issue of options to purchase common units or other classes of units or any combination thereof will describe the terms of such options, including, among other things, the following:

  •
  the title of the options;

  •
  the offering price for the options, if any;

  •
  the aggregate number of the options;

  •
  the designation and terms of the common units or other classes of units that maybe purchased upon exercise of the options;

  •
  if applicable, the designation and terms of the securities that the options are issued with and the number of options issued with each security;

  •
  if applicable, the date from and after which the options and any securities issued with the options will be separately transferable;

  •
  the number of common units or other classes of units that may be purchased upon exercise of a option and the price at which such securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the options commence and expire;

  •
  if applicable, the minimum or maximum amount of the options that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material federal income tax considerations;

  •
  anti-dilution provisions of the options, if any;

  •
  redemption or call provisions, if any, applicable to the options;

  •
  any additional terms of the options, including terms, procedures, and limitations relating to the exchange and exercise of the options; and

  •
  any other information we think is important about the options.

        Each option will entitle the holder of the option to purchase at the exercise price set forth in the applicable prospectus supplement the number of common units or other classes of units being offered. Holders may exercise options at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised options are void. Holders may exercise options as set forth in the prospectus supplement relating to the options being offered.

        Until you exercise your options to purchase our common units or other classes of units, you will not have any rights as a holder thereof, by virtue of your ownership of the options.

 DESCRIPTION OF THE WARRANTS

        We may issue warrants for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of warrants to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

        The prospectus supplement relating to a particular issue of warrants to purchase common units or other classes of units or any combination of the foregoing will describe the terms of such warrants, including, among other things, the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common units or other classes of units that maybe purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of common units or other classes of units that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

        Each warrant will entitle the holder of the warrant to purchase the number common units or other classes of units being offered at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until you exercise your warrants to purchase our common units or other classes of units, you will not have any rights as a holder of common units or other classes of units by virtue of your ownership of warrants.

 DESCRIPTION OF THE RIGHTS

        We may issue rights to purchase common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of rights to purchase common units or other classes of units for the consideration and with the rights, preferences and privileges established by our board of directors without the approval of any of our limited partners. These rights may be issued independently or together with any other securities and may or may not be transferable by the holder receiving the rights. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including, among other things, the following:

  •
  the date of determining the unitholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each unitholder;

  •
  the exercise price payable for each common unit or other unit upon the exercise of the rights;

  •
  the number and terms of the common units or other classes of units which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will be qualified in its entirety by reference to the applicable rights agreement and rights certificate, which will be filed with the SEC.

 DESCRIPTION OF THE DEBT SECURITIES

        When used in this section "Description of Debt Securities," the terms "we," "us," "our" and "issuer" refer to Golar LNG Partners LP.

        The following is a description of the terms of the debt securities, which may be either senior debt securities or subordinated debt securities, and which we collectively refer to as the debt securities. The descriptions below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

        If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

General

        The debt securities will be:

  •
  our direct general obligations;

  •
  either senior debt securities or subordinated debt securities; and

  •
  issued under separate indentures (which may be existing indentures) between us and a trustee that we will name in the related prospectus supplement.

        The term "Trustee" as used in this prospectus shall refer to the trustee under either of the above indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

Specific Terms of Each Series of Debt Securities

        The indenture does not limit the total amount of debt securities that may be issued. Debt securities under the indenture may be issued from time to time in separate series, up to the aggregate amount authorized for each such series.

        We will prepare a prospectus supplement and either a supplemental indenture or a resolution of our board of directors and an accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  whether the debt securities are senior or subordinated debt securities and, if subordinated debt securities, the specific subordination provision applicable thereto;

  •
  the guarantors of the debt securities, if any;

  •
  whether the debt securities are secured or unsecured;

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities and any limit on such total principal amount;

  •
  the price at which we will issue the debt securities;

  •
  the date or dates on which the debt securities may be issued;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

  •
  the dates on which the principal and premium, if any, of the debt securities will be payable;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

  •
  any optional redemption provisions;

  •
  whether the debt securities are convertible into or exchangeable for other securities, and the conversion or exchange rate and other related terms, conditions and features.

  •
  any sinking fund or analogous provision, or option of the holder thereof, that would obligate us to repurchase, repay or otherwise redeem the debt securities, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities will be repurchased, repaid or redeemed;

  •
  whether the debt securities are entitled to the benefits of any guarantees by subsidiary guarantors;

  •
  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

  •
  deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein; and

  •
  any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Interest payments may be made by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder, by wire transfer to an account designated by the holder.

        Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

        Any funds paid to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer and the holders of the debt securities must look only to the issuer for payment after that time.

Covenants

  Reports

        The indenture contains the following covenant for the benefit of the holders of all series of debt securities:

        So long as any debt securities are outstanding, Golar LNG Partners will:

  •
  for as long as it is required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 15 days after it is required to file with the SEC, copies of the annual report and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

  •
  if it is required to furnish annual or quarterly reports to its unitholders pursuant to the Exchange Act, file with the Trustee any annual report or other reports sent to unitholders generally.

        A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Notice

  Events of Default

        Each of the following events will be an "Event of Default" under the indenture with respect to a series of debt securities:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by the issuer to comply for 60 days after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series; or

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer.

  Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days after receipt of notice.

        If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        The holders of a majority in principal amount of the outstanding debt securities of a series may:

  •
  waive all past defaults, except with respect to nonpayment of principal, premium or interest; and

  •
  rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

        If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  is inconsistent with any provision of the indenture;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

  Notice of Event of Default

        Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture or whether any default or Event of Default has occurred during the previous year.

        If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        The issuer may amend the indenture without the consent of any holder of debt securities to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

  •
  provide for the assumption by a successor of our obligations under the indenture;

  •
  add guarantors with respect to the debt securities;

  •
  change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

  •
  secure the debt securities;

  •
  add covenants for the benefit of the holders or surrender any right or power conferred upon the issuer;

  •
  make any change that does not adversely affect the rights of any holder;

  •
  add or appoint a successor or separate Trustee; or

  •
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

        In addition, the issuer may amend the indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under the indenture consent to it. The issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt securities;

  •
  reduce the principal of or extend the stated maturity of any debt securities;

  •
  reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

  •
  make any debt securities payable in other than U.S. dollars;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under these provisions;

  •
  impair the right of any holder to receive payment of premium, principal or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  release any security that has been granted in respect of the debt securities;

  •
  make any change in the amendment provisions which require each holder's consent;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of Golar LNG Partners; or

  •
  make any change in the waiver provisions.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the issuer is required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance by the issuer with certain restrictive provisions of the indenture; and

  •
  any past default under the indenture, subject to certain rights of the Trustee under the indenture;

        except that such majority of holders may not waive a default: (i) in the payment of principal, premium or interest or (ii) in respect of a provision that under the indenture cannot be amended without, in the case of either (i) or (ii), the consent of all holders of the series of debt securities that is affected.

Defeasance

        At any time, the issuer may terminate, with respect to debt securities of a particular series, all of its obligations under such series of debt securities and the indenture, which we call a "legal defeasance." If the issuer decides to make a legal defeasance, however, the issuer may not terminate its obligations:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        If the issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.

        At any time the issuer may also effect a "covenant defeasance," which means it has elected to terminate its obligations under covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement.

        The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth or fifth bullet points under "—Events of Default" above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

        In order to exercise either defeasance option, the issuer must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

  •
  comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

  •
  deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service, or IRS, or other change in applicable federal income tax law.

No Personal Liability

        None of the past, present or future partners, incorporators, managers, members, directors, officers, employees or unitholders of the issuer or the general partner will have any liability for the obligations of the issuer under either indenture or the debt securities or for any claim based on such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Provisions Relating only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

  Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of Golar LNG Partners. "Senior Indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

  Payment Blockages

        The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

  •
  we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

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  we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of Golar LNG Partners within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

  •
  any other default on any Senior Indebtedness of Golar LNG Partners occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

  No Limitation on Amount of Senior Debt

        The subordinated indenture will not limit the amount of Senior Indebtedness that Golar LNG Partners may incur, unless otherwise indicated in the applicable prospectus supplement.

Book Entry, Delivery and Form

        A series of debt securities may be issued in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or "DTC," will act as depositary. If a series of debt securities is issued in book-entry form, one or more global certificates will be issued and deposited with or on behalf of DTC and physical certificates will not be issued to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

        DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

        DTC advises us that it is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act

        DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, or FINRA. The rules that apply to DTC and its participants are on file with the SEC.

        DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        Principal, premium, if any, and interest payments due on the global securities will be wired to DTC's nominee. The issuer, the Trustee and any paying agent will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, the issuer, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

        Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or us.

        Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the issuer within 90 days; or

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  the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of the decision.

The Trustee

        A separate trustee may be appointed for any series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax considerations that may be relevant to prospective common unitholders and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P., our U.S. counsel, insofar as it contains legal conclusions with respect to matters of U.S. federal income tax law. The opinion of counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.

        This discussion is based upon provisions of the Code, Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "we," "our" or "us" are references to Golar LNG Partners LP.

        The following discussion applies only to beneficial owners of common units that own the common units as "capital assets" within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts or former citizens or long-term residents of the United States), persons who will hold the common units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or persons that have a functional currency other than the U.S. dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds our common units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of our common units.

        No ruling has been or will be requested from the IRS regarding any matter affecting us or our unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.

        This discussion does not contain information regarding any U.S. state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of common units. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each prospective unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local and other tax consequences of the ownership or disposition of common units.

Election to be Treated as a Corporation

        We have elected to be treated as a corporation for U.S. federal income tax purposes. Consequently, among other things, U.S. Holders (as defined below) will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of common units as described below.

U.S. Federal Income Taxation of U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of our common units that owns (actually or constructively) less than 10.0% of our equity and that is:

  •
  an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes),

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  a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

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  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

  Distributions

        Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends, which may be taxable as ordinary income or "qualified dividend income" as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in its common units and, thereafter, as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us because we are not a U.S. corporation. Dividends received with respect to our common units generally will be treated as "passive category income" for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

        Dividends received with respect to our common units by a U.S. Holder that is an individual, trust or estate (or a U.S. Individual Holder) generally will be treated as "qualified dividend income," which is currently taxable to such U.S. Individual Holder at preferential capital gain tax rates provided that: (i) our common units are readily tradable on an established securities market in the United States (such as The Nasdaq Global Market on which our common units are traded); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under "—PFIC Status and Significant Tax Consequences"); (iii) the U.S. Individual Holder has owned the common units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

        Special rules may apply to any amounts received in respect of our common units that are treated as "extraordinary dividends." In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10.0% of the unitholder's adjusted tax basis (or fair market value upon the unitholder's election) in such common unit. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20.0% of a unitholder's adjusted tax basis (or fair market value). If we pay an "extraordinary dividend" on our common units that is treated as "qualified dividend income," then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.

  Medicare Tax on Net Investment Income

        Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests. For individuals, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by deductions that are allocable to such income. Unitholders should consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common units.

  Sale, Exchange or Other Disposition of Common Units

        Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our common units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder's adjusted tax basis in such common units. The U.S. Holder's initial tax basis in its common units generally will be the U.S. Holder's purchase price for the common units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the common units that are treated as non-taxable returns of capital (as discussed above under "—Distributions"). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder's ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes.

  PFIC Status and Significant Tax Consequences

        Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our common units, either:

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  at least 75.0% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains from the sale or exchange of investment property and rents derived other than in the active conduct of a rental business); or

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  at least 50.0% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

        Income earned, or treated as earned (for U.S. federal income tax purposes), by us in connection with the performance of services would not constitute passive income for PFIC purposes. By contrast, rental income generally would constitute "passive income" unless we were treated as deriving that rental income in the active conduct of a trade or business under the applicable rules.

        Based on our current and projected methods of operation, and an opinion of counsel, we do not believe that we were a PFIC for any taxable year, and we expect that we will not be a PFIC for our current or any future taxable year. We have received an opinion of our U.S. counsel, Vinson & Elkins L.L.P., in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our U.S. counsel that more than 25.0% of our gross income for all of our previous taxable years arose, and we expect that more than 25.0% of our gross income for our current and each future taxable year will arise from such time charters or other income our U.S. counsel has opined does not constitute passive income, and more than 50.0% of the average value of our assets for each such year was or will be held for the production of such nonpassive income. Assuming the accuracy of representations we have made to our U.S. counsel for purposes of their opinion, our U.S. counsel is of the opinion that we should not be a PFIC for any of our previous taxable years, and assuming the composition of our income and assets is consistent with these expectations for our current and future years, we should not be a PFIC for our current and any future year.

        Our counsel has indicated to us that the conclusions described above are not free from doubt. While there is legal authority supporting our conclusions, including IRS pronouncements concerning the characterization of income derived from time charters as services income, the United States Court of Appeals for the Fifth Circuit (or the Fifth Circuit) held in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009) that income derived from certain marine time charter agreements should be treated as rental income rather than services income for purposes of a "foreign sales corporation" provision of the Code. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time chartering activities may be treated as rental income, and we would likely be treated as a PFIC. The IRS has announced its nonacquiescence with the court's holding in the Tidewater case and, at the same time, announced the position of the IRS that the marine time charter agreements at issue in that case should be treated as service contracts.

        Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated from our time chartering operations. Thus, it is possible that the IRS or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure unitholders that the nature of our operations will not change in the future and that we will not become a PFIC in any future taxable year.

        As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a "Qualified Electing Fund," which we refer to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder should be able to make a "mark-to-market" election with respect to our common units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such holder must file an annual report with the IRS.

  Taxation of U.S. Holders Making a Timely QEF Election

        If a U.S. Holder makes a timely QEF election (or an Electing Holder), then, for U.S. federal income tax purposes, that holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder's adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder's adjusted tax basis in common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.

  Taxation of U.S. Holders Making a "Mark-to-Market" Election

        If we were to be treated as a PFIC for any taxable year and, as we anticipate, our common units were treated as "marketable stock," then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a "mark-to-market" election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder's common units at the end of the taxable year over the holder's adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder's tax basis in its common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder's indirect interest in any of our subsidiaries that were determined to be PFICs.

  Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        If we were to be treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a "mark-to-market" election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125.0% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the common units), and (2) any gain realized on the sale, exchange or other disposition of the common units. Under these special rules:

  •
  the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the common units;

  •
  the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

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  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

        These penalties would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of our common units. If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common units, such holder's successor generally would not receive a step-up in tax basis with respect to such common units.

U.S. Federal Income Taxation of Non-U.S. Holders

        A beneficial owner of our common units (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of our common units.

  Distributions

        Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder's U.S. trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a U.S. trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

  Disposition of Common Units

        In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common units provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of common units is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units if they are present in the United States for 183 days or more during the taxable year in which those common units are disposed and meet certain other requirements.

Backup Withholding and Information Reporting

        In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

  •
  fails to provide an accurate taxpayer identification number;

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  is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

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  in certain circumstances, fails to comply with applicable certification requirements.

        Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN E, W-8ECI, W-8EXP or W-8IMY, as applicable.

        Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

        In addition, individual citizens or residents of the United States holding certain "foreign financial assets" (which generally includes stock and other securities issued by a foreign person unless held in account maintained by a financial institution) that exceed certain thresholds (the lowest being foreign financial assets with a value in excess of (i) $50,000 on the last day of the taxable year or (ii) $75,000 at any time during the taxable year) are required to report information relating to such assets. Significant penalties may apply for failure to satisfy the reporting obligations described above. U.S. Holders should consult their tax advisors regarding their reporting obligations, if any, under this legislation as a result of their purchase, ownership or disposition of our common units.

NON-UNITED STATES TAX CONSIDERATIONS

Marshall Islands Tax Consequences

        The following discussion is based upon the opinion of Seward & Kissel LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

        Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distributions treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units.

United Kingdom Tax Consequences

        The following is a discussion of the material United Kingdom tax consequences that may be relevant to prospective common unitholders who are persons not resident for tax purposes in the United Kingdom (and who are persons who have not been resident or domiciled for tax purposes in the United Kingdom) and who do not hold their common units as part of a trade, profession or vocation carried on in the United Kingdom (non-U.K. Holders).

        Current and prospective unitholders who are, or have been, resident in the United Kingdom, or who hold their common units through a trade, profession or vocation in the United Kingdom are urged to consult their own tax advisors regarding the potential United Kingdom tax consequences to them of an investment in our common units.

        The discussion that follows is based upon existing United Kingdom legislation and what is understood to be the current H.M. Revenue & Customs practice as of the date of this prospectus. Changes in these authorities may cause the tax consequences to vary substantially from the consequences of common unit ownership described below. Unless the context otherwise requires, references in this section to "we," "our" or "us" are references to Golar LNG Partners LP.

  Taxation of Non-U.K. Holders

        We expect to conduct our affairs in such a manner so that Non UK Holders should not be subject to United Kingdom income tax, capital gains tax or corporation tax on income or gains arising from the Partnership. Distributions on common units may be made to Non-UK Holders without withholding or deduction for or on account of United Kingdom income tax.

        No liability to United Kingdom stamp duty or stamp duty reserve tax should arise in connection with the issuance of common units to unitholders or the transfer of common units.

        EACH PROSPECTIVE UNITHOLDER IS URGED TO CONSULT HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER THEIR PARTICULAR CIRCUMSTANCES.

 PLAN OF DISTRIBUTION

        We or selling unitholders will sell the securities being offered hereby through underwriters on a firm commitment basis.

        The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including: (i) the name or names of any underwriters; (ii) the purchase price of the securities and the proceeds to us and, if applicable, any selling unitholder from the sale; (iii) any underwriting discounts and commissions and other items constituting underwriters' compensation; and (iv) any delayed delivery arrangements.

        We and, if applicable, the selling unitholders, will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We and, if applicable, the selling unitholders, may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

 SELLING UNITHOLDERS

        We are registering for resale an indeterminate number of our common units held by certain of our unitholders to be named in a prospectus supplement. The prospectus supplement for any offering of our common units by a selling unitholder hereunder will include, among other things, the following information:

  •
  the name of the each selling unitholder;

  •
  the nature of any position, office or other material relationship which each selling unitholder has had within the last three years with us or any of our predecessors or affiliates;

  •
  the number of common units held by each selling unitholder prior to the offering;

  •
  the number of common units to be offered for each selling unitholder's account; and

  •
  the number and (if one percent or more) the percentage of common units held by each of the selling unitholders after the offering.

 SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

        We are organized under the laws of the Marshall Islands as a limited partnership. Our general partner is organized under the laws of the Marshall Islands as a limited liability company. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

        Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our general partner or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, to accept service of process on our behalf in any such action.

        In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, our general partner, or the directors or officers of such entities judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us, our general partner or such directors and officers in original actions brought in the Marshall Islands, based on these laws.

 LEGAL MATTERS

        Unless otherwise stated in the applicable prospectus supplement, (a) the validity of the debt securities under New York law and certain other legal matters will be passed upon for us by Vinson & Elkins L.L.P., Washington, D.C., and (b) the validity of our common units and other units representing limited partner interests in us and certain other legal matters with respect to the laws of The Republic of the Marshall Islands will be passed upon for us by our counsel as to Marshall Islands law, Seward & Kissel LLP, New York, New York. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-F for the years ended December 31, 2015 and 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The financial statements for the year ended December 31, 2013, incorporated in this prospectus by reference to Golar LNG Partners LP's Annual Report on Form 20-F for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is located at 1 Embankment Place, London, WC2N 6RH, United Kingdom.

EXPENSES

        The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus.

U.S. Securities and Exchange Commission registration fee	$	*
Nasdaq Global Market listing fee		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving costs		**
Transfer agent fees and other		**
Miscellaneous		**
Total	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

4,500,000 Common Units
Representing Limited Partner Interests

PROSPECTUS SUPPLEMENT

Morgan Stanley

February 7, 2017